Exhibit 10.20

OFFICE LEASE

BETWEEN

VISA U.S.A. INC.

AND

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

OFFICE LEASE

	II.3.	Acceptance of Premises	7

	II.4.	Use	7

		II.4.a. Use	7

		II.4.b. Zoning Representation	7

		II.4.c. Assumptions and Qualifications	8

	II.5.	Maintenance	8

	II.6.	Tenant’s Conduct	8

	II.7.	Signage; Moving	9

	II.8.	Tenant’s Equipment	9

	II.9.	Landlord’s Access to Demised Premises	9

	II.10.	Unlawful Use	9

	II.11.	Rules and Regulations	10

III.	Landlord’s Covenants Landlord covenants and agrees as follows:		10

	III.1.	Quiet Enjoyment	10

	III.2.	Maintenance	10

	III.3.	Services	11

IV.	Notice		12

	IV.1.	Formal Notice	12

	IV.2.	Informal Notice	13

	SIGNATURES		13

ADDENDUM TO OFFICE LEASE

9.	Computation of Real Estate Taxes and Operating Expenses	23

10.	Notice; Cure	23

11.	Casualty	24

	11.(a) Determination to Rebuild	24

	11.(b) Rent Abatement; Rebuilding; Force Majeure	24

	11.(c) Liability	25

	11.(d) Vacation; Survival	25

12.	Assignment and Subletting	25

	12.(a) Consent	25

	12.(b) Tenant Affiliate	25

	12.(c) No Release of Tenant	26

13.	Alterations, Additions and Improvements	26

	13.(a) Non-Structural	26

	13.(b) Structural	26

	13.(c) Drawings	26

	13.(d) Liens	26

	13.(e) Ownership	27

	13.(f) Surrender	27

	13.(g) Compliance with Laws; Workmanship	27

14.	Environmental Requirements	27

15.	Expansion Options	28

	15.(a) Fourth Floor Space	28

	15.(b) Space Available; Exercise	28

	15.(c) Maximum Lease Terms	28

	15.(d) **	28

**	Omitted pursuant to a confidential treatment request.

        The confidential portion has been filed separately with the SEC.

16.	Parking	28

	16.(a) Minimum Parking Ratio	29

	16.(b) Location	29

	16.(c) Priority Measures	30

	16.(d) Safety and Convenience Measures	31

	16.(e) Parking During Construction	31

	16.(f) Emergency Power Facilities	31

	16.(g) Expansion of Demised Premises	31

17.	Rooftop Equipment	31

18.	Holding Over	32

	18.(a) Month-to-Month Tenancy	32

	18.(b) One-Month Extension Right	32

19.	Dispute Resolution	32

	19.(a) Resolution by Principals	32

	19.(b) Small Disputes Arbitrable	33

	19.(c) Conduct of Hearing	33

	19.(d) Remedy	33

	19.(e) Division of Costs	33

	19.(f) Major Monetary Disputes Arbitrable	33

20.	Waiver of Landlord’s Lien	33

21.	Brokers	34

22.	Miscellaneous	34

	22.(a) No Construction Against Drafter	34

	22.(b) Captions, Headings and Sections	34

	22.(c) Severability	34

22.(d) Interest	34

22.(e) Cumulative Remedies	34

22.(f) Recordation	34

22.(g) Attorney’s Fees	35

22.(h) Authority	35

SIGNATURES	35

EXHIBIT A	36

EXHIBIT B	40

GENERAL NOTES	42

OFFICE LEASE

THIS DEED OF LEASE (this “Lease”), made in triplicate, this 18th day of April, 1991, by and between **, A VIRGINIA LIMITED PARTNERSHIP, Landlord, and VISA U.S.A. INC., a Delaware Corporation, Tenant.

WITNESSETH: For and in consideration of the covenants and agreements contained in this Lease Landlord demises unto Tenant and Tenant leases from Landlord all of that office space outlined in red on the plan titled “Sixth (6), Fifth (5th), Second (2nd) and First (1st) Floors, ** , attached hereto and made a part hereof by reference and marked Exhibit A, which said area comprises approximately 44,800 rentable square feet, calculated according to the ** Standard Method of Measurement (January 1, 1989), together with the right to the non-exclusive use, in common with others, of such footways, hallways and other facilities designed for common use as may be installed by Landlord (the “Common Areas”), all subject to the terms and conditions of this Lease (the “Demised Premises”).

I. Mutual Covenants

It is mutually agreed as follows:

I.1. Demise and Rental. Tenant shall use and occupy the Demised Premises for office space including the operation of a data processing facility for the term (the “Term”) of 9 years, 5-1/2 months (or until the Term shall cease and expire as hereinafter provided) commencing on the 15th day of May, 1992 (the “Commencement Date”), and ending on the day on which the Deed of Lease of even date herewith between Landlord and Tenant (the “Data Center Lease”) for a data center (the “Data Center”) to be constructed adjacent to the building of which the Demised Premises are a part (the “Building”) terminates pursuant to Section 2 thereof, both dates inclusive, the said Tenant yielding and paying as base rent (“Rent”) therefor the sum of Forty-Four Thousand Eight Hundred and NO/100 Dollars ($44,800.000) per month, subject to escalation as provided herein, without deduction, non-judicial set-off or demand, payable in advance, on the first day of each and every month, beginning with the month after the month in which Substantial Completion of the Tenant Improvements (as defined in Section 2 of the Addendum) occurs and continuing throughout the Term, at the office of the Landlord or at such other place as the Landlord may designate in writing. Rent .checks are to be made payable to ** or such other person, firm or corporation as the Landlord may designate in writing.

I.2. Damage by Tenant. All injury to the Demised Premises or the Building, caused by moving the property of Tenant into, or out of, the Building and all breakage done by Tenant or the agents, employees, licensees and invitees of Tenant shall be repaired by the Tenant, at the expense of the Tenant. Subject to the provisions of Section 10 of the Addendum, in the event that the Tenant shall fail to do so, then the Landlord shall have the right to make repairs, alterations and replacements necessary to repair or restore such injury or breakage (structural, non-structural or otherwise) and any charge or cost so incurred by the Landlord shall be paid by the Tenant with the right on the part of the Landlord to elect in its discretion, to regard the same as additional rent, in which event such cost or charge shall become additional rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

1

This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

I.3. Landlord’s Liability. Except to the extent resulting from Landlord’s negligence or willful misconduct, the Landlord shall not be liable for any accident or damage resulting through the use or operation of elevators, or heating, cooling, electrical or plumbing apparatus. All personal property of the Tenant in the Demised Premises or in the Building, shall be at the sole risk of the Tenant except to the extent resulting from Landlord’s negligence or willful misconduct. The Tenant covenants to save the Landlord harmless and indemnified from any loss, cost, expense or liability incurred or claimed by reason of Tenant’s neglect or use of the Demised Premises. Landlord shall in no event be liable for damages to property resulting from water, steam or other causes except to the extent resulting from Landlord’s negligence or willful misconduct. Except to the extent resulting from Landlord’s negligence or willful misconduct, Landlord assumes no liability or responsibility whatever with respect to the conduct and operation of the business to be conducted in the Demised Premises nor for any loss or damage of whatsoever kind or by whomsoever caused to personal property, documents, records, monies or goods of the Tenant or to anyone in or about the Demised Premises by consent of the Tenant, however caused. Notwithstanding anything contained in this Lease or under applicable law to the contrary, the partners of Landlord who are natural persons, including without limitation its general partners, shall have no personal liability under this Lease collectively or individually, it being agreed that Tenant’s sole recourse shall be against the assets of the Landlord as an entity.

I.4. Indemnity

I.4.a. Tenant’s Indemnity. Tenant shall indemnify and hold Landlord harmless from and against all demands, loss, liability, claims, expenses, causes of action, fines, penalties and damages arising from the Tenant’s use of the Demised Premises or its breach of any provision of this Lease, and from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Demised Premises which arise during the Term of the Lease, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from the negligence or willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Landlord shall provide Tenant with prompt written notice of such action or proceeding, and Tenant shall have the right to defend the same at Tenant’s expense. Tenant shall be entitled to timely notice and reasonable cooperation from Landlord, as well as to control of the defense and settlement of all such claims. Tenant shall not indemnify and hold Landlord harmless from and against any demands, loss, liability, claims, expenses, causes of action, fines, penalties and damages arising from the negligent or wrongful acts of Landlord, its employees, contractors, agents or representatives.

I.4.b. Landlord’s Indemnity. Landlord shall indemnify and hold Tenant harmless from and against any and all demands, loss, liability, claims, expenses, causes of action, fines, penalties and damages arising from Landlord’s actions or inactions or any activity, work or things done, permitted or suffered by Landlord in or about the Premises pursuant to Landlord’s

2

obligations under this Lease, or Landlord’s breach of any provision of this Lease, and shall further indemnify and hold harmless Tenant from and against any and all claims arising from the negligence or willful misconduct of Landlord or any of Landlord’s agents, contractors, employees, licensees or invitees and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon timely written notice from Tenant, shall defend the same at Landlord’s expense. Landlord shall be entitled to timely notice and reasonable cooperation from Tenant, as well as to control of the defense and settlement of all such claims. Landlord shall not indemnify and hold Tenant harmless from and against any demands, loss, liability, claims, expenses, causes of action, fines, penalties and damages arising from the negligent or wrongful acts of Tenant, its employees, contractors, agents or representatives.

I.5. Bankruptcy of Tenant. If the Tenant shall make an assignment of its assets for the benefit of creditors, or if the Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy or for receivership be instituted against the Tenant and the same be not dismissed within sixty (60) days of the filing thereof, or if the Tenant be adjudged bankrupt, then and in any of said events this Lease shall immediately cease and terminate at the option of the Landlord with the same force and effect as though the date of occurrence of said event was the day herein fixed for expiration of the Term of this Lease.

I.6. Tenant Default. Subject to Section 10 of the Addendum, if the Tenant shall fail to pay the Rent or any installments thereof as aforesaid at the time the same shall become due and payable and any additional rent as herein provided although no demand shall have been made for the same; or if the Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements contained in this Lease or the Data Center Lease on the part of the Tenant to be kept and performed or if the Demised Premises shall become deserted, then, at the option of the Landlord, the Tenant’s right of possession shall thereupon cease and determine, and the Landlord shall be entitled to the possession of the Demised Premises and to reenter the same without demand of rent or demand of possession of the Demised Premises and may forthwith proceed to recover possession of the Demised Premises by process of law, including by self-help in accordance with law, any notice to quit, or of intention to reenter the same being hereby expressly waived by the Tenant. And, in the event of such reentry by process of law or otherwise, the Tenant nevertheless agrees to remain answerable for any and all damage, deficiency, or loss of rent which the Landlord may sustain by such reentry, and in such case, the Landlord reserves full power, which is hereby acceded to by the Tenant, to relet the Demised Premises for the benefit of the Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of the Tenant under the terms and provisions of this Lease. Landlord shall not unreasonably refuse to consent to an assignment or sublease proposed by Tenant in mitigation of Tenant’s liability, provided the conditions of Section 12 of the Addendum are met. And it is further provided, that if, under the provisions hereof applicable summary process shall be served, and a compromise or settlement thereof shall be made, it shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained and that no waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by either party unless such waiver shall be in writing signed by such party. No payment by Tenant,

3

or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

I.7. Landlord Default

I.7.a. Landlord’s failure materially to observe or perform any of the material covenants, conditions or provisions of, or Landlord’s material breach of any material representation or warranty set forth in, this Lease or the Data Center Lease to be observed or performed by Landlord (whether monetary or otherwise and including, without limitation, Landlord’s obligation to provide parking in accordance with this Lease), where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant, to Landlord and any first mortgage lender or mortgagee (a “First Mortgage Lender”) of Landlord if Landlord has notified Tenant of the name and address of such First Mortgage Lender, shall constitute a default of this Lease by Landlord (“Landlord Default”); provided, however, that if such failure is not reasonably capable of being cured within such thirty (30) day period and if Landlord or First Mortgage Lender promptly commences and diligently pursues the cure of such failure, then such period shall be extended as necessary to permit Landlord to cure such failure.

I.7.b. In the event of any Landlord Default, without limiting Tenant in the exercise of any right or remedy that Tenant may have by reason of such landlord Default:

(i) Tenant may terminate this Lease and, at its option, the Data Center Lease.

(ii) If Tenant does not terminate this Lease, after providing written notice to Landlord, Tenant may do any act in the doing of which Landlord has defaulted, except that Tenant shall not make payment of any financial obligation of the Landlord to any third party which may affect property interests of the Landlord in addition to the Demised Premises, such as for mortgages, taxes or insurance, or repairs to the foundation or structure of the Building, base building systems or common areas, and the doing of such act by Tenant shall not relieve Landlord of any other of its obligations under this Lease or the Data Center Lease.

(iii) Whether or not Tenant takes any action pursuant to Section I.7.b(i) or I.7.b(ii), Tenant may pursue any right or remedy now or hereafter available to Tenant under the laws or judicial decisions of the Commonwealth of Virginia. Landlord shall be liable for all expenses reasonably incurred by Tenant with respect to any Landlord Default including, but not limited to, the reasonable costs of taking any action pursuant to Section I.7.b(ii), and shall pay such amounts to Tenant within thirty (30) days after Landlord’s receipt of written demand therefor from Tenant, including appropriate supporting documentation.

I.8. Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon all or any part of the Demised Premises; any and all advances made on the security thereof; all renewals, modifications, consolidations, replacements and extensions thereof when with respect

4

to which Landlord provides to Tenant a non-disturbance agreement reasonably acceptable to Tenant from any holder of such an interest in the Demised Premises. Subject to the provisions of this Section I.8, Tenant agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. In the event that Tenant fails to execute such documents within thirty (30) days after Landlord makes written demand therefor, Tenant does hereby make and appoint Landlord as Tenant’s attorney-in-fact, for the sole purpose or executing said documents in Tenant’s place and stead, which such appointment shall be deemed coupled with an interest and irrevocable.

I.9. Condemnation

I.9.a. If the Demised Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first (hereafter referred to as the “Condemnation Date”). If more than fifty percent (50%) of the rentable floor area of the Demised Premises is taken by Condemnation and not restored by Landlord; or if, as a result of the Condemnation, Tenant is unable to make any use of the Demised Premises for the operation of its business as set forth in Section II.4(a) below and not restored by Landlord, either Landlord or Tenant may, at its option, to be exercised in writing within fifteen (15) days after the condemning authority shall have taken possession, terminate this Lease as of the Condemnation Date. If neither Landlord nor Tenant terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the remaining portion of the Demised Premises, except that the Rent shall be reduced in the proportion that the rentable floor area of the Demised Premises taken bears to the total rentable floor area of the Demised Premises before the Condemnation.

I.9.b. If any portion of Tenant’s Parking (as defined in Section 16 of the Addendum) is taken, Landlord shall provide for Tenant’s use the same number of spaces after such Condemnation as were provided pursuant to Section 16 of the Addendum before such Condemnation subject to equitable adjustment to reflect staff size reduction effected by Tenant, in Tenant’s sole discretion. Such spaces shall be located reasonably adjacent to the Demised Premises and no less favorably than for any other tenant of the **.

I.9.c. In the event that this Lease is not terminated by reason of a Condemnation, Landlord shall repair any damage to or loss of the Demised Premises or Parking Area (as defined in Section 16 of the Addendum) and, if necessary, Landlord shall perform such construction as may be necessary to render the remaining Demised Premises a sound architectural unit substantially suitable for the purposes authorized Tenant in Section II.4(a) below, all according to the provisions for rebuilding stated in Section 11(b) of the Addendum, utilizing any available Condemnation proceeds resulting from such Condemnation, subject to any conditions on such use set by Landlord’s construction lender or First Mortgage Lender. The parties shall use all reasonable efforts to cooperate to avoid unnecessary disruption of Tenant’s operation of its business.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

5

I.9.d. In the event of a Condemnation, Tenant shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such Condemnation; and all right of the Tenant to damages therefor, if any, are hereby assigned by the Tenant to the Landlord. Except for the obligations of Landlord stated in this Section I.9, Tenant shall have no claim against Landlord for damages suffered by Tenant as a result of such Condemnation.

I.10. Nonpayment by Tenant. If the Landlord shall incur any charge or expense on behalf of the Tenant under the terms of this Lease such charge or expense shall be considered additional rent hereunder, in addition to and not in limitation of any other rights and remedies which the Landlord may have in case of the failure by the Tenant to pay such sums when due, and subject to the provisions of Section 10 of the Addendum, such nonpayment shall entitle the Landlord to the remedies available to it hereunder for nonpayment of Rent.

I.11. Construction. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Landlord herein for convenience has been referred to in neuter form.

I.12. Integration; Dual Termination

I.12.a. Integration. This Lease and the Data Center Lease contain the entire understanding between the parties as to the subject matter hereof and supersede any prior understanding and agreements between them respecting said subject matter. Except for this Lease and the Data Center Lease, there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto. This Lease can be modified only by a writing signed by both of the parties hereto or their duly authorized agents. Tenant acknowledges that except as otherwise specifically stated in this Lease Tenant assumes all responsibility regarding the Occupational Safety and Health Act; the legal use and adaptability of the Demised Premises; and the compliance of the Demised Premises with all applicable laws and regulations in effect during the term of this Lease.

I.12.b. Dual Termination. Any right of Tenant to terminate or cancel this Lease shall be deemed to include the right to terminate or cancel the Data Center Lease on sixty (60) days’ notice, and any right of Tenant to terminate or cancel the Data Center Lease shall be deemed to include the right to terminate or cancel this Lease on sixty (60) days’ notice. Tenant may terminate or cancel either this Lease or the Data Center Lease, pursuant to its terms, without terminating or cancelling the other. If Landlord terminates this Lease pursuant to Section I.9.a or to Section 11(a) of the Addendum hereto, then Tenant shall have the right to terminate the Data Center Lease on sixty (60) days’ notice; and if Landlord terminates the Data Center Lease pursuant to Sections 8.1 or 13.1 thereof, then Tenant shall have the right to terminate this Lease on sixty (60) days’ notice.

I.13. Governing Law. The laws of the Commonwealth of Virginia, without giving effect to the conflict of laws provisions thereof, shall govern the validity, interpretation, performance and enforcement of this Lease.

I.14. Successors and Assigns. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors, assigns, heirs, executors, administrators and

6

legal representatives, and shall inure to the benefit of Tenant and only such assigns of Tenant as have received Landlord’s written approval prior to assignment.

II. Tenant’s Covenants

Tenant covenants and agrees as follows:

II.1. Compliance with Law. Tenant shall comply with any and all requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Tenant or its use of the Demised Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.

II.2. Notice of Damage. Tenant shall give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Demised Premises and the Common Areas (as defined above) of which Tenant has actual knowledge.

II.3. Acceptance of Premises. Tenant hereby takes and holds said Demised Premises at the Rent hereinabove specifically reserved and payable as aforesaid, and subject to the terms and conditions herein contained.

II.4. Use

II.4.a. Use. Tenant may use and occupy the Building solely for office purposes, including an employee cafeteria, the operation of a computer data center or data processing facility, and for such other lawful purposes as may from time to time be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, but in no event shall Tenant use the Premises in any manner prohibited by law (including, without limitation, zoning ordinances), this Lease or building and use restrictions, covenants or conditions now or hereafter of record during the Term. During the Term, subject to Section 17 of the Addendum, Tenant may install externally mounted equipment on or at the Building, including on the roof thereof, such as satellite dishes, communications antennae and security devices including lighting with Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed, and Landlord shall assist Tenant in obtaining necessary governmental licenses or approvals.

II.4.b. Zoning Representation. Landlord represents and warrants that, pursuant to the ** zoning ordinance and the current district boundaries in effect on the date hereof (the “Zoning Ordinance”), the Building lies within the **. Landlord has filed a rezoning application with ** seeking a rezoning of the Building site from **. Landlord represents and warrants that uses described in Section II.4.a, above, are, as of the date hereof, permitted uses in both the ** zones under the Zoning Ordinance. Landlord further represents and warrants that on the date hereof it has received no formal notice of pending amendments to the Zoning Ordinance that would change the permitted uses on the Building site, and covenants that if at any time during the Term it receives such notice it will promptly send a copy to Tenant. Landlord covenants that it has not taken and will not take any actions that would cause Tenant’s uses permitted hereunder to become nonconforming uses or not permitted uses during the Term or any extension of the Term.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

7

II.4.c. Assumptions and Qualifications. The foregoing representations and warranties are subject to the following assumptions and qualifications:

(i) Virginia Code Sections 15.1-486, et seq. (the “Enabling Legislation”) authorizes the local governing body, in this instance the Board of Supervisors of **, to classify the territory under its jurisdiction into zoning districts to regulate land use and development. The Zoning Ordinance recites that it was adopted by ordinance pursuant to the Enabling Legislation. Landlord has assumed, based solely upon such recitation, that the Zoning Ordinance was duly authorized and adopted.

(ii) The site, the Building and the use thereof are subject to all of the other provisions of the Zoning Ordinance, as amended, including without limitation, site plan and public facility requirements, and any occupancy of the Building is subject to the issuance of a nonresidential use permit. Also, the use of the Building is subject to any and all other applicable laws, rules, regulations, orders and ordinances of the United States, Commonwealth of Virginia ** .

(iii) If any of the representations or warranties set forth in this Section II.4 is untrue, or if the Zoning Ordinance or any other law, statute or ordinance affecting the permitted uses of the site is changed as a result of any actions by Landlord or any party affiliated with Landlord at any time during the Term or any extension thereof, so that the Building cannot be used as stated in this Section II.4a, then Tenant shall have the right to terminate this Lease and, at Tenant’s option, the Data Center Lease upon thirty (30) days’ prior written notice to Landlord, and Tenant shall have no further liability to Landlord thereunder, except under those provisions which would normally survive termination; provided, however, that Tenant shall have no right to terminate this Lease during the pendency of any action to secure a rezoning of the Building site that would make office uses permitted uses on the site provided that Tenant is permitted to carry on its business after such action and during the pendency of such action in the same manner as immediately before such change. Landlord shall undertake diligent efforts to prosecute such rezoning action at Landlord’s expense promptly after it learns of such change.

II.5. Maintenance. Tenant shall keep the Demised Premises and the fixtures herein in good order and condition and will, at the expiration or other termination of the Term surrender and deliver up the same in like good order and condition as the same shall be at the Commencement Date or at the date of completion of the Tenant Improvements (as defined in Section 2 of the Addendum), whichever is later, ordinary wear and tear, and damage by the elements, fire, and other casualty not due to the negligence of the Tenant, excepted, in accordance with Section 13(f) of the Addendum.

II.6. Tenant’s Conduct. Tenant shall not do nor permit anything to be done in the Demised Premises or the Building or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in the Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way, injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations or with any insurance policy upon the Building or any part thereof, or with any statutes, rules or regulations enacted or established by the County, State or Federal Governments.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

8

II.7. Signage; Moving. Tenant further agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as the Landlord shall approve; provided, however, that during the Term Landlord shall install or modify as Landlord deems necessary, at its expense, the suite entry and Building directory signage; that the Landlord may have the right to prohibit any advertisement of any Tenant which in the Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from the landlord, Tenant shall refrain from and discontinue such advertisement; that the Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment; that all damage done to the Building by taking in or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of the Tenant. Tenant agrees promptly to remove from the public area adjacent to said building any of Tenant’s merchandise there delivered or deposited. No freight, furniture or other bulky matter of any description will be received into the building or carried in the elevators except as approved by the landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of the Landlord, who shall, however not be responsible for charges for moving or for damages to the same except as are caused by Landlord’s negligence or willful misconduct.

II.8. Tenant’s Equipment. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than electric typewriters, personal computers, word processing equipment, data processing equipment, adding machines, vending machines operated by Tenant, kitchen equipment or similar equipment or other equipment typically utilized in an office environment and computer facility, without first obtaining the prior consent in writing of the Landlord, who may condition such consent upon the payment by the Tenant of additional rent in compensation for such excess consumption of water or electricity or wiring as may be occasioned by the operation of said equipment or machinery (which shall mean in excess of seven (7) watts per square foot with respect to electrical consumption). Tenant shall be responsible for any costs associated with any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Demised Premises necessitated by Tenants Equipment and any such changes, replacements or additions shall be subject to the provisions regarding structural alterations of Section 13 of the Addendum.

II.9. Landlord’s Access to Demised Premises. Tenant shall allow the Landlord, its agents or employees to enter the Demised Premises at all times upon reasonable prior informal notice to Tenant (except in the case of an emergency) to examine, inspect or to protect the same or prevent damage or injury to the same, or to make such repair or replacements as Landlord deems necessary, or to exhibit the same to prospective tenants during the last three (3) months of the Term of the Lease.

II.10. Unlawful Use. The Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose nor for any other purpose than hereinbefore specified; and will not manufacture any commodity therein without the prior written consent of the Landlord.

9

II.11. Rules and Regulations. Tenant and Tenant’s agents, servants, invitees, employees and guests shall faithfully keep, observe and perform the following rules and regulations, and such other and further rules and regulations as the Landlord may make and which in the Landlord’s reasonable judgment are needful for the general well being, safety, care and cleanliness of the Demised Premises and the Building together with their appurtenances, unless waived in writing by the Landlord.

(a) The Common Areas shall not be obstructed or used for any other purpose than ingress or egress.

(b) The Tenant shall not install or permit the installation of any awnings, shades and the like other than those approved by the Landlord in writing.

(c) No additional locks shall be placed upon any doors of the Demised Premises unless copies of the keys or access cards thereto are provided to Landlord, and the doors leading to the common corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress; provided, however, that Tenant may designate certain areas of the Demised Premises as secured areas for which Landlord shall not have copies of keys or access cards. With respect to such secured areas, Tenant shall designate an individual or individuals, or provide a security guard, 24 hours a day, seven (7) days a week, who shall be available to admit Landlord, or its designee, to such secured areas at all times, and in such manner, as Landlord is entitled to access to the other portions of the Demised Premises. In the event of an emergency, if Tenant’s designee, or other representative of Tenant, is not available to admit Landlord to such secured areas, Landlord shall be entitled to forcibly enter such secured areas, and Tenant shall have no claim against Landlord or its agents, employees or independent contractors on account thereof.

(d) The Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system unless the Tenant shall have first obtained the prior written consent of the Landlord. Landlord hereby consents to Tenant’s operation of a loudspeaker paging system within the Demised Premises, provided that the operation of such system is not audible outside the Building and does not disturb other tenants.

III. Landlord’s Covenants Landlord covenants and agrees as follows:

III.1. Quiet Enjoyment. The Tenant shall and may peaceably and quietly have quiet possession and enjoyment of the Demised Premises for the Term of this Lease without hindrance on the part of the Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession against the claims of all persons claiming by, through or under Landlord.

III.2. Maintenance. Landlord will keep the roof, foundation, and structure of the Building, all Common Areas, and all base building systems in proper repair, provided, however, if any such repair is required by reason of Tenant’s negligence, or that of any agents, employees, customers, or other person in or about the Building with Tenant’s consent, express or implied,

10

Landlord may make such repair and add the cost thereof to the installment of Rent which shall first become due after Landlord shall have delivered to Tenant an invoice stating the amount due therefor. Landlord shall have no obligation to make any repair until Tenant shall have given Landlord written notice of the need for such repair. Except as provided hereinabove, Landlord shall have no obligation to repair, maintain, after, replace or modify the Demised Premises, or any part thereof, or any plumbing, heating, electrical, air conditioning or other mechanical installation therein. In making any repairs, alterations or modifications to the Building or the Demised Premises, Landlord shall take all reasonable measures to minimize inconvenience and annoyance to Tenant and shall require its contractors and subcontractors to do so also. Landlord shall have access to the Demised Premises for the purposes of this Section III.2 in accordance with Section 31.9, above.

III.3. Services. Landlord shall provide and furnish the following services and facilities:

(a) Elevator service twenty-four (24) hours per day, three hundred sixty-five (365) or three hundred sixty-six (366) days per year.

(b) Heat and/or air conditioning twenty-four (24) hours per day, three hundred sixty-five (365) or three hundred sixty-six (366) days per year.

(c) Electric current, hot and cold water, public lavatory facilities and supplies.

(d) Janitorial services, Monday through Friday, excepting holidays provided, however, that Tenant shall have the option to provide its own janitorial service upon prior written notice to Landlord, and that if Tenant exercises such option the cost of janitorial service shall be excluded from the definition of Operating Expenses in Section 3(a)(3) of the Addendum. Provided, however, that the Landlord shall not be liable for failure to furnish or for suspension or delays in furnishing any of such services caused by breakdown, maintenance or repair work, or strike, riot, civil commotion, or any cause or reason whatever beyond the control of the Landlord; provided, however, that in the event the services described in III.3(a) and III.3(b) hereof are suspended for five (5) consecutive days, or longer, through no fault of Tenant, and the Demised Premises are rendered untenantable as a result thereof, then Rent shall be abated, based upon the portion of the Demised Premises so rendered untenantable, whether or not Tenant is using such portion, until such time as the Demised Premises, or portion thereof, is again rendered usable.

(e) Tenant shall be responsible for reasonable charges for those services, described above which are in excess of Building standard operation.

11

IV. Notice

IV.1. Formal Notice. Any notice provided, required or permitted to be given by either party to the other under this Lease must be in writing, and may be served (a) by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified, with return receipt requested; (b) by hand delivery with a receipt therefor; or (c) by recognized overnight Delivery service, such as Federal Express, Purolator or Emery. For purposes of notices, the addresses of the parties shall be as follows:

If to Landlord:	** **, Virginia **

with a copy (which shall not constitute notice)to:	**
Attn: Legal Department
**, Virginia **

If to Tenant:	VISA U.S.A. INC.
Legal Department
**

Attention: General Counsel
with a copy (which shall not constitute notice)to:	VISA U.S.A. Inc.
**
Attention: Vice President for Operations

Each notice required or permitted under this Lease shall be deemed to have been properly given and received on the date of delivery if delivered by hand or by recognized overnight delivery service or on the date a receipt for delivery is executed by the addressee or on the date delivery is refused by the addressee if delivered by recognized overnight delivery service or if mailed first class or certified mail, return receipt requested and postage prepaid to the foregoing addresses. Each party may change its address for notice by giving notice thereof in the manner hereinabove provided. The Addendum attached hereto is incorporated herein by this reference.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

12

IV.2. Informal Notice. Any informal notice expressly permitted hereunder may be given telephonically or orally and shall be given in the case of ** to its property manager (presently **, **, Vice President) and in the case of Tenant to its Vice President, Operations, Eastern Center (presently August Pede), or to such other person of which a party shall give the other party formal notice pursuant to Section IV.1., above.

WITNESS the following signatures and seals:

LANDLORD:		TENANT:

**, A Virginia Limited Partnership		VISA U.S.A. INC.

By:	**
General Partner

By	/s/ **	By	/s/ Michael Massey
Name	**	Name	Michael Massey
Title	President	Title	Senior Vice President
Date	April 30, 1991	Date	April 11, 1991

By	/s/ **
Name	**
General Partner
Date	April 30, 1991

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

13

ADDENDUM TO OFFICE LEASE

DATED April 18, 1991 ENTERED INTO BY AND BETWEEN **, A VIRGINIA LIMITED PARTNERSHIP, AS LANDLORD, AND VISA U.S.A. INC., AS TENANT

1. Incorporation. This Addendum is incorporated into and forms a part of the above-referenced Lease, and to the extent the terms hereof conflict or are inconsistent with the terms of the Lease the terms hereof shall control.

2. Tenant Improvements. Landlord, at Landlord’s sole cost and expense, hereby agrees to construct and/or install the following tenant improvements in the Demised Premises (the “Tenant Improvements”):

2.(a) Second (2nd) and Sixth (6th) Floors. The configuration of the second (2nd) and sixth (6th) floors shall remain, and be accepted by Tenant, in an “as is” condition. Landlord shall, however, install new wall covering, recarpet all of such space, repaint all of such space, and replace the ceiling tiles therein, all in accordance with the specifications set forth in Exhibit B hereto. Otherwise, Tenant accept such space in an “as is” condition.

2.(b) First (1st) and Fifth (5th) Floors. Landlord shall reconfigure the first (1st) and fifth (5th) floors, and construct and/or install tenant improvements therein (including demolition) substantially in accordance with the specifications (as to level of finish and quantity) attached hereto as Exhibit B (“as built” specifications for existing second floor of the Building) and a space plan to be developed by Tenant subject to Landlord’s reasonable approval. Tenant may hire a space planner, at Landlord’s expense, to assist it in developing such space plan. Such plan is to be in accord with all applicable codes, including travel distance and means of egress requirements. Landlord shall prepare construction drawings based on Tenant’s space plan subject to Tenant’s approval which shall not be unreasonably withheld. Tenant may elect to retain the raised floor on the fifth floor, in which case Tenant shall be responsible for any net incremental costs necessary to accommodate such raised floor. Installation and construction of the Tenant Improvements shall begin promptly after Tenant has completed moving its data processing operations into the file Data Center. The parties anticipate that Tenant will have completed such move by May 15, 1992, and acknowledge that if Substantial Completion of the Data Center (as defined in Exhibit G to the Data Center Lease) occurs after November 1, 1991, completion of such move will occur correspondingly later than May 15, 1992. The schedule for installation of Tenant improvements may be changed by the mutual written agreement of the parties. While the Tenant Improvements are being installed or constructed, and until Substantial Completion of the Tenant Improvements (as defined below), Tenant shall have the option to (i) maintain all or any part of its operations in the Demised Premises, with Rent and Operating Expenses abated for any portion of the Demised Premises which Tenant is unable to reasonably occupy for the conduct of its operations therein, until Substantial Completion (as defined below) of such portion, which option shall include the option to occupy the fourth floor of the Building, and to pay Rent and Operating Expenses for such fourth floor space at the rate payable pursuant to the prior lease between Landlord and Tenant for space in the Building (the “ ** Lease”), until Substantial Completion of the Tenant Improvements on the fifth floor of the Building; or (ii) for all or any part of its operations, as reasonably necessary for Tenant to continue the efficient functioning of its operations, occupy similar space, which if available, shall be provided by Landlord and shall be within or as close as reasonably possible to the

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

14

Building in space available in buildings owned by the Landlord, and to pay Rent and Operating Expenses to Landlord as if Tenant were occupying the Demised Premises. “Substantial Completion” of all or any portion of the Tenant Improvements shall mean:

(i) that portion of the Tenant Improvements is substantially complete in accordance with the specifications set forth in the space plan and construction documents approved by the Parties, provided, however, that long-lead items and punchlist items (which shall be deemed to be minor items of trim, decorations and finish, and work and materials installed but rejected by Tenant) need not have been completed, provided that such long-lead items and punchlist items do not (A) materially interfere with or adversely affect the comfortable use and occupancy of that portion of the Demised Premises by Tenant, (B) violate, in any respect, any applicable code or (C) cause that portion of the Demised Premises not to qualify for a nonresidential use permit;

(ii) that portion of the Tenant Improvements is substantially free of construction debris and clean; and

(iii) Landlord’s architect has inspected that portion of the Tenant Improvements and delivered to Landlord and Tenant its certificate certifying Substantial Completion of that portion of the Tenant Improvements.

In the event that Tenant desires improvements other than as set forth hereinabove, then, subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed, Landlord or Tenant, at Tenant’s option, shall construct and/or install the same at Tenant’s sole cost and expense, provided that Tenant’s obligations to pay rent hereunder with respect to the portion of the Demised Premises affected by such additional improvements or modifications shall not be further delayed or abated during the time necessary for their installation or construction.

Notwithstanding anything to the contrary in the ** Lease, Tenant shall have no obligation to restore the fourth floor of the Building at the expiration of the ** Lease, and shall surrender it to Landlord at the expiration of the ** Lease or at the end of any temporary rental pursuant to this Section 2, whichever is later, in good condition, ordinary wear and tear excepted, provided that Tenant shall not be required to remove any of Tenant’s Improvements.

3. Real Estate Taxes and Operating Expenses.

3.(a) Additional Rent. In addition to the payments of Rent described in Section 1.1 of the Lease, Tenant shall be responsible for, and hereby agrees to pay to Landlord, the following in the form of additional rent: (i) Tenant’s Pro Rata Share (as hereinafter defined) of Real Estate Taxes (as hereinafter defined) applicable to each Lease Year (as hereinafter defined) of the Term; and (ii) Tenant’s Pro Rata Share of Operating Expenses (as hereinafter defined) applicable to each Lease Year of the Term, where, for purposes hereof,

(1) “Pro Rata Share” shall mean and refer to fifty-eight percent (58%), representing the ratio that the total number of square feet of net rentable area within the Demised Premises bears to the total number of square feet of net rentable area contained within the Building; and

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

15

(2) “Real Estate Taxes” shall, subject to Section 3.(b) below, mean and refer to any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, income or estate taxes) imposed on the Building and the land on which it stands (including the land devoted to Tenant’s Parking and Ancillary Facilities, provided that the Real Estate Taxes allocated to Tenant in respect of parking off the **, shall be prorated equitably considering other uses of those properties) by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, transportation or other improvement district thereof, assessed against any legal or equitable interest of Landlord in the Building, assessed against Landlord’s right to Rent or other income therefrom, and assessed against Landlord’s business of leasing the Demised Premises. The term Real Estate Tax shall not include income taxes of any kind, unless such taxes replace real estate taxes, nor shall it include any costs of any improvements made by Landlord pursuant to a requirement of any public authority imposed as a condition for any approvals required in connection with the development of the Building or any rezoning of the Building site nor to taxes attributable to such improvements to the extent such improvements are located off-site; and

(3) “Operating Expenses” shall mean and refer to all direct costs of operation and maintenance as determined by generally accepted accounting principles consistently applied and shall include the following costs by-way of illustration, but not limitation, subject to Section 3.(b) below: gross receipt taxes (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both), water and sewer charges, insurance premiums, utilities, janitorial services, labor, including direct labor overhead, a management fee equal to three percent (3%) of the gross receipts related to the Building, air conditioning and heating, elevator maintenance, supplies, and costs and upkeep of all Parking and Common Areas. “Operating Expenses” shall not include (i) depreciation on the Building or equipment therein, (ii) loan payments (including interest), (iii) executive salaries and other compensation to executives, (iv) brokerage commissions and other expenses incurred in procuring tenants for the Building, (v) capital expenditures (except amortization, with interest, of any such expenditures to the extent they reduce operating expenses), (vi) consulting costs and expenses paid by Landlord except to the extent that they relate to improved management and operation of the Building, (vii) costs directly resulting from Landlord’s gross negligence or willful misconduct, (viii) costs for which Landlord is reimbursed by insurance, (ix) legal expenses incurred in connection with lease negotiations, (x) costs or expenses incurred in connection with enforcing any obligation of the Tenant (other than routine enforcement as a part of general property management) or of any other tenant, (xi) costs or fees related to the defense of Landlord’s title to the property of which the Demised Premises is a part, (xii) any cost or expense related to constructing tenant improvements or providing other tenant concessions in the Building in accordance with the terms of any lease, (xiii) costs and expenses which are directly and completely reimbursed to Landlord by other tenants (other than as a part of the operating expense pass-through section of such tenant’s lease), (xiv) costs incurred due to the violation by Landlord or any tenant other than Tenant of any term, covenant or condition of any lease, law, or governmental regulation and (xv) advertising expenses; and

(4) “Lease Year” shall mean and refer to the calendar year, provided that in the first and last Lease Year, Operating Expenses and Real Estate taxes shall be prorated to

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

16

reflect the portion of the calendar year during which additional rent hereunder is payable. For the sake of clarity, the first Lease year commences May 15, 1992 and ends December 31, 1992.

3.(b) Non-Duplicative Rights and Obligations. Landlord and Tenant acknowledge that they have entered into the Data Center Lease simultaneously herewith. Both the ** and the Data Center are situated on the Site. Therefore, the terms of this Lease and of the Data Center Lease, read together, purport to encumber the same land twice and grant and subject Landlord and Tenant to duplicative rights and obligations with respect to the Land on which the ** and the Data Center are located. Landlord and Tenant hereby agree that notwithstanding any other provisions of this Lease and the Data Center Lease, for so long as (a) both this Lease and the Data Center Lease remain in full force and effect, and (b) VISA U.S.A. INC. is the Tenant under both this Lease and the Data Center Lease, to the extent either Landlord or Tenant is subjected to liability for the same expense or obligation with respect to the land, or granted an entitlement to some benefit or right with respect to the land, twice due to the fact that such right or liability is recited in both of such leases, such leases shall instead be construed to subject such party to such liability, and to grant such party such benefit or right, but once. Notwithstanding the foregoing, it is expressly agreed, however, that Landlord and Tenant intend that Tenant be obligated to pay the Rent reserved in both such leases and to perform each and every other monetary obligation and non-monetary obligation (other than with respect to the land) of Tenant with respect to the ** and the Data Center set forth in this Lease and in the Data Center Lease.

3.(c) Estimate and Reconciliation. Tenant shall initially make monthly payments of additional rent hereunder based upon an estimate of Real Estate Taxes and Operating Expenses equaling a rate of Six and 50/100 Dollars ($6.50) per square foot of net rentable area per annum, yielding a monthly payment of Twenty-Four Thousand Two Hundred Sixty-Six and 67/100 Dollars ($24,266.67) per month, payable in advance on the first (1st) day of every month during the first (1st) Lease Year, and continuing until an estimate is made for use during the second (2nd) Lease Year as provided herein below. The first (1st) such installment, however, shall be made on the first (1st) day of the Term with respect to the one-half (1/2) month commencing on May 15, 1992 and continuing through May 31, 1992, and shall equal Twelve Thousand One Hundred Thirty-Three and 33/100 Dollars ($12,133.33). After the end of the first (1st) Lease Year, Landlord shall determine Tenant’s actual pro rata share of Real Estate Taxes and Operating Expenses for the first (1st) Lease Year and,

(i) if the estimate has resulted in an overpayment by Tenant, then the amount of such overpayment shall be credited against future installments of additional rent due during the Term, and

(ii) if the estimate has resulted in an underpayment by Tenant, then the amount of such underpayment shall be payable in a lump sum with the next installment payment. With respect to the then current Lease Year an amount equal to one hundred ten percent (110%) of the actual Real Estate Taxes and Operating Expenses incurred during the preceding Lease Year, adjusted pro rata to reflect a twelve (12) month Lease Year, shall be used as the basis upon which to determine the amount of the monthly installment payments for the then current Lease Year which such estimate shall continue in effect during such Lease Year, and until the estimate for the next Lease Year is computed as provided herein. Tenant shall then pay to Landlord any excess of the estimated payments due during the then current Lease Year over the amounts of such payments actually made by Tenant during such Lease Year based upon the first (1st) Lease

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

17

Year’s estimate, or Landlord shall credit to Tenant’s estimated payments due for the remainder of the then current Lease Year the amount by which the amounts actually paid by Tenant during such Lease Year exceeded the estimated payments due. The foregoing reconciliation and estimate adjustment process shall be repeated after the end of each Lease Year. It is agreed that at the end of the fifth (5th) Lease Year, Landlord and Tenant shall review the history of estimated Real Estate Taxes and Operating Expenses (based upon the ten percent (10%) increase assumption) as compared with the actual increases. Then the ten percent (10%) increase assumption shall be replaced by the actual average percentage increase during such five (5) year period, rounded upwards to the nearest full percentage.

After the end of the Term a final reconciliation shall be made, and Tenant shall pay to Landlord the amount of any underpayments, or Landlord shall pay to Tenant the amount of any overpayments, as applicable.

Each statement provided by Landlord shall be conclusive and binding upon Tenant unless, within sixty (60) days after receipt thereof, Tenant shall notify Landlord that it disputes the correctness of such statement, specifying the respects in which the statement is claimed to be incorrect.

Tenant shall then have the right to demand that Landlord provide, at Tenant’s expense, an audit of its books and records relating to the statement. Pending resolution of the dispute, Tenant shall pay the amount due, as set forth in the disputed statement, but such payment shall be without prejudice to Tenant’s position.

3.(d) Contest of Real Estate Tax Assessment. If Tenant requests and Landlord refuses to contest Real Estate Taxes, and to the extent that Real Estate Taxes are separately assessed against the Building (including the Data Center Building), Tenant shall have the right, at its sole expense, to contest the amount or validity, in whole or in part, of any Real Estate Taxes or personal property taxes by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security as Landlord may reasonably require in order to protect the Demised Premises against loss or forfeiture and otherwise complying with any payment, bonding or other requirements of **, Virginia. Upon the termination of any such proceedings, Tenant shall pay the amount of such tax or part of such tax as finally determined, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord shall not be required to join in any such contest or proceedings unless the provisions of any law or regulations then in effect require that such proceedings be brought by or in the name of Landlord. In that event, Landlord shall join in such proceedings or permit them to be brought in its name; however, Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant shall indemnify Landlord against and save Landlord harmless from any such costs and expenses. Notwithstanding the preceding sentence, Landlord shall assist Tenant, at Tenant’s expense, in such contest in any way reasonably requested by Tenant.

4. Base Rent Escalation. On the first (1st) anniversary date of the Commencement Date of the Term, and on each anniversary date thereafter during the Term (each of such dates being hereinafter referred to as an “Adjustment Date”), the Rent payable pursuant to Section I.1 shall be increased by an amount equal to the product of (i) the Rent in effect during the month immediately prior to the Adjustment Date then at hand (disregarding any rental abatement then in effect), and (ii) two percent (2%). The Rent, as adjusted, shall be due and payable as of such

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

18

Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end or sooner termination of the Term, whichever is applicable.

5. Renewal Option.

5.(a) Multiple. In the event that Tenant has any multiple options to extend or renew this Lease, a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

5.(b) Default. Tenant shall have no right to exercise any option, notwithstanding any language in the grant of the option to the contrary, while Tenant is in default hereunder, except that Tenant may exercise such option within the period provided by 5(c) below, which exercise shall not take effect if Tenant fails to cure such default within the period provided in Section 10.

5.(c) Lease Extension. Landlord hereby grants to Tenant the right and option to extend the Term for either, at Tenant’s sole option,

(i) two (2) consecutive five (5) year extension terms, or

(ii) one (1) ten (10) year extension term.

Each such extension option may only be exercised by written notice declaring Tenant’s election to exercise the extension option given on or before the later to occur of:

(i) twelve (12) months prior to the expiration of the Term preceding such extension term, or

(ii) thirty (30) days after receipt of a written notice from Landlord specifying the expiration date of the option notice period.

All of the terms, covenants and conditions of this Lease shall apply during such extension terms, except that the terms hereof relating to the construction of tenant improvements, and any other terms hereof which, by their very nature, would only be applicable during or prior to the initial term, shall be inapplicable, and the Rent payable for the renewal term(s) in accordance with Section I.1 of this Lease shall be as follows:

(i) the base rent shall be increased to Nineteen and 55/100 Dollars ($19.55) per square foot per annum at the beginning of the first (1st) year of the first (1st) five (5) year extension term, or first (1st) year of the ten (10) year extension term, as applicable, and shall then escalate each year as provided in Section 4 of this Addendum until the end of the particular extension term; and

(ii) in the event that Tenant, having previously exercised its first (1st) five- (5) year extension option, then exercises the second (2nd) five- (5) year extension option, the base rent shall be further increased to Twenty-Four and 95/100 Dollars ($24.95) per square foot per annum at the beginning of the first (1st) year of such second (2nd) five (5) year extension term, and shall thereafter escalate each year as provided in Section 4 of this Addendum until the end of such second (2nd) five (5) year extension term.

6. Insurance.

6.(a) Landlord’s Liability Insurance. Landlord shall obtain and keep in force during the Term a policy of commercial general liability insurance naming Tenant as an additional insured,

19

insuring against any liability arising out of the use, occupancy or maintenance of the Demised Premises and all areas appurtenant thereto. Such insurance shall, together with excess umbrella liability coverage, be a combined single limit policy in an amount not less than Five Million Dollars ($5,000,000), written on an occurrence basis.

6.(b) Landlord’s Property Insurance. Landlord shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the Building, in the amount of the full replacement value thereof, as the same may exist from time to time against “all perils” of direct physical damage or comparable coverage as then customary in the insurance industry for comparable property. Said insurance policy or policies shall provide for payment of loss thereunder to Landlord and any Lenders (if such Lenders have been made known to the insuring party) as their interests may appear.

6.(c) Insurance To Be Procured by Tenant. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain in effect at all times during the Term, policies providing for the following coverage:

(i) Property Insurance. Policies of insurance covering Tenant’s fixtures and equipment installed and located in the Demised Premises, and in addition thereto, covering all of the furnishings, merchandise and other contents in the Demised Premises, for the full replacement value of said items. Coverage should at least insure against any and “all perils” of direct physical damage or comparable coverage as then customary under insurance industry practice in the Commonwealth of Virginia, together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used to the extent necessary to repair or replace or pay for the items so insured.

(ii) Liability Insurance. A policy of commercial general liability insurance, naming Landlord and Landlord’s First Mortgage Lender as additional insureds, protecting against bodily injury, property damage or any personal liability occasioned by an occurrence on or about any part of the property, the Demised Premises or appurtenances thereto, and containing contractual liability coverage, with such policies together with excess umbrella liability coverage, to be in the minimum amount of Five Million and No/100 Dollars ($5,000,000.00) per occurrence. In the event that it becomes customary for a significant number of tenants of commercial office buildings in the area to be required to provide liability insurance policies to their landlords with coverage limits higher than the foregoing limits, then Tenant shall be required on demand of Landlord to obtain insurance policies the limits of which are not less than the then customary limits.

(iii) Tenant’s Worker’s Compensation Insurance. Tenant shall, during the entire Term, keep in full force and effect, worker’s compensation or similar insurance affording statutory coverage and containing statutory limits as required under the local worker’s compensation or similar statutes.

6.(d) Insurance Policies. All insurance policies herein to be procured by either party shall (i) be issued by good and solvent insurance companies licensed to do business in the Commonwealth of Virginia having a Best’s Rating of AX or better, (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which the other party

20

hereto may carry, and (iii) insure and name respectively Tenant or Landlord as an additional insured as their respective interests may appear; all such policies shall contain a provision that although respectively Tenant or Landlord and Landlord’s First Mortgage Lender are named as additional insureds, Tenant, Landlord and such First Mortgage Lender shall nevertheless be entitled to recover under said policies for any loss, injury or damage to it or its servants, agents and employees by reason of the act or negligence of Landlord or Tenant as applicable. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Landlord’s or Tenant’s insurance coverage, shall be deemed to limit or restrict in any way Landlord’s or Tenant’s liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Landlord or Tenant, Landlord or Tenant shall deliver to the other party true copies of each such policy or modifications in force at the commencement of the lease and thereafter upon the other party’s demand therefor. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Demised Premises and other locations of the party. Each and every insurance policy required to be carried hereunder by or on behalf of a party shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless the other party shall first have been given thirty (30) days prior written notice thereof: (i) such insurance policy shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy. The term “insurance policy” as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage hereunder required to be procured by Tenant, and such failure continues despite Landlord’s informal notice to Tenant, Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord together with an administrative fee of fifteen percent (15%), shall be immediately payable by Tenant to Landlord as additional rent, provided that if Tenant provides evidence of such coverage to Landlord, Landlord shall cancel such coverage obtained by Landlord and credit Tenant the amount of premium, if any, refunded to Landlord, less an administrative charge of fifteen percent (15%) of such refund.

6.(e) Waiver of Subrogation. Tenant and Landlord each hereby release and relieve each other, and waive their entire right to recovery against, the other for loss or damage insured by the policies required herein or any other policies actually held by either Tenant or Landlord, whether due to the negligence respectively, of Landlord or Tenant or their agents, employees, contractors or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease and shall use their best efforts to procure the consent of such carrier or carriers to the foregoing mutual waiver and shall cause all of the policies to be procured hereunder to contain a waiver of subrogation endorsement. If such endorsement cannot be obtained at a commercially reasonable expense, this Section 6 shall be deemed null and void with respect to claims covered by the insurance for which such waiver cannot be obtained. Such waiver shall be effective upon receipt of such carriers’ consent thereto as well as to the waiver of subrogation endorsement.

6.(f) Insurance Requirements. Tenant shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies

21

covering the property or any part thereof, including all Common Areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Section 6; and Tenant shall promptly comply with all rules, orders, regulations, or requirements, of the Insurance Services Office having jurisdiction, or any similar body, in the case of such fire insurance policies, and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the property or on any property, including all Common Areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove applicable to the property or any portion thereof. If by reason of failure of Tenant to comply with the provisions of this Section 6, the fire insurance rate, or the rate or rates of any other insurance coverage referred to above, shall at any time be higher than it otherwise would be, and if Landlord at such time is obligated to, or has elected to, obtain and maintain in effect any such insurance coverage, then Tenant shall reimburse Landlord on demand as additional rent for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate or rates in its own policies of insurance.

7. Notice to Lender; Cure by Lender. In the event of any Landlord Default hereunder, Tenant shall, prior to taking any action to remedy such Landlord Default or to cancel this Lease or any other action in connection therewith, send to The Prudential Insurance Company of America (“First Mortgage Lender”), 1100 15th Street, N.W., Suite 400, Washington, D.C. 20005, ATTN: Director—Real Estate Finance (or a successor First Mortgage Lender of which Landlord has given notice to Tenant), with a copy to the attention of the Regional Counsel at that same address, a notice pursuant to Section IV specifying the Landlord Default, whereupon such First Mortgage Lender shall have the right, but not the obligation, to cure such Landlord Default on behalf of Landlord within the time period provided herein for Landlord’s cure of such Landlord Default, which cure shall be accepted by Tenant. Tenant shall have no right to take any other action as a result of any Landlord Default unless and until Tenant complies with the provisions of this Section 7.

8. Estoppel Certificates. Tenant shall, from time to time, within thirty (30) days after request from Landlord, or from any Lender of Landlord, or entity which may be a prospective purchaser of the property of which the Demised Premises are a part, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of Rent then accruing hereunder, the dates to which the Rent has been paid; that Tenant has accepted possession of the Demised Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under the terms of this Lease; and such other matters as may be reasonably requested by Landlord or any Lender or prospective purchaser of Landlord. Any such certificate may be relied upon by Landlord, or any Lender or prospective purchaser of Landlord. In the

22

event that Tenant fails to provide Landlord with an estoppel certificate as described and within the time period provided hereinabove, Landlord is hereby appointed Tenant’s attorney-in-fact for the purpose of executing such estoppel certificate and delivering the same to any Lender or prospective purchaser of Landlord, which appointment is coupled with an interest and is therefore irrevocable.

9. Computation of Real Estate Taxes and Operating Expenses. In the event that the Building is not fully occupied during any Lease Year, an adjustment shall be made in computing Real Estate Taxes and Operating Expenses for such year so that the costs shall be computed for such Lease Year as though the Building had been 100% occupied during such Lease Year. Landlord shall be responsible for the share of Real Estate Taxes and Operating Expenses attributable to any unoccupied portion of the Building.

10. Notice; Cure. Notwithstanding the provisions of Section I.6 of this Lease, Tenant shall not be in default under this Lease, thereby entitling Landlord to exercise the rights and remedies set forth therein, until such time as Landlord shall have provided Tenant with written notice of Tenant’s nonpayment or other failure to comply with any of the terms, covenants and conditions hereof, and afforded Tenant with the following periods of time within which to effect a cure:

10.(a) With respect to a monetary default, ten (10) business days; and

10.(b) With respect to a non-monetary default, thirty (30) days; provided, however, in the event that such a non-monetary failure is not susceptible of being cured by the exercise of due diligence within thirty (30) days, but is susceptible of being cured with the passage of additional time, the time for curing the failure shall be extended for such time as may be necessary to cure the failure by the exercise by Tenant of all due diligence, provided Tenant commences promptly and thereafter at all times diligently proceeds to cure the failure, and further provided that such period of time shall not be so extended as to subject Landlord to any liability, loss or penalty or place Landlord in default under any obligations to third parties, including, without limitation, other tenants and lenders.

10.(c) In the event that Tenant fails to pay Rent or any other payment required hereunder when due, and Landlord shall have provided Tenant with a default notice twice during any twelve (12) month period, then during the remainder of such twelve (12) month period any installment of Rent, or any other payment required hereunder, which is not paid when due shall result in an automatic assessment of a late charge of five percent (5%) of the amount overdue. In the event that Tenant fails to comply with any other term, covenant or condition of this Lease twice during a twelve month period, and Landlord has provided Tenant with written notices of such failures, then the Tenant shall not thereafter during the subsequent twelve (12) month period be entitled to a notice from Landlord nor to a cure period with respect to any future failure of Tenant to comply with such term, covenant or condition of this Lease.

11. Casualty.

11.(a) Determination to Rebuild. If the Building is damaged or destroyed by any casualty to the extent that

23

(1) the entire Building is damaged or destroyed and such damage or destruction cannot be repaired within three hundred sixty (360) days after the date of such damage or destruction, or

(2) a portion of the Building is damaged by such a casualty and, as a result thereof, Tenant is unable to make any use of the Demised Premises for the operation of its business in accordance with Section II.A of this Lease, then either Landlord or Tenant shall have the right to terminate this Lease as hereinafter provided. If such casualty occurs within three (3) years prior to the end of the Term or any extension of the Term, and (1) repair of such damage or destruction would not be economically feasible, or (2) proceeds from insurance remaining after any required payment to any Lender of Landlord are insufficient to repair such damage or destruction, then Tenant shall have the right to terminate this Lease, and Landlord shall have the right to terminate this Lease unless Tenant agrees to renew this Lease so that the term of this Lease will last at least as long as is required by a prospective Lender of Landlord as a condition of financing such repair, if Tenant does so agree, then Landlord shall rebuild the Building regardless of the availability of insurance proceeds after any required payment to any Lender of Landlord. Within ten (10) days after the occurrence of any such casualty, damage or destruction, Landlord and Tenant shall attempt to agree upon whether such casualty falls within any one or more of the categories hereinabove described. In the event that Landlord and Tenant are unable to so agree, then the determination shall be made by an independent third party architect selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such architect shall be instructed to make a determination within thirty (30) days after the expiration of the foregoing ten (10) day period. In the event that Landlord and Tenant agree, or the architect determines, that the casualty falls within one or more of the categories set forth hereinabove, then, within ten (10) days next succeeding such determination or agreement, a party having the right to terminate this Lease may exercise that right by written notice to the other. In such event, all insurance proceeds attributable to the Building shall be paid to Landlord, subject, however, to the rights of any Lenders. In the event that this Lease is not so terminated, then Landlord shall proceed with due diligence to restore the Building.

11.(b) Rent Abatement; Rebuilding; Force Majeure. In the event of destruction or damage to the Building or the Demised Premises which renders the Demised Premises partially or wholly unusable by Tenant for the operation of its business, but which does not result in termination of this Lease in accordance with Section 11(a), this Lease shall not terminate and Rent shall be abated in proportion to the area of the Demised Premises which cannot be used or occupied by Tenant for the operation of its business (it being understood that such area may be greater than the area destroyed or damaged), as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to Force Majeure (as defined below), restore the Building to substantially the same condition as prior to such partial damage or destruction. In no event shall Rent abate or shall any termination of this Lease occur if damage to or destruction of the Demised Premises is the result of the negligence or willful act of Tenant, or Tenant’s agents, employees, representatives, contractors, successors or assigns, licensees or invitees. As used in this Lease, “Force Majeure” shall mean acts of God; inclement weather; explosions; sabotage; riots; civil commotions; acts of war; results of any warfare or warlike conditions; fire or other casualty; energy shortages beyond the reasonable control of the parties hereto; governmental acts and omissions; labor strikes in which they are

24

directly involved, provided that the parties hereto have made reasonable good faith efforts to minimize the effects of such Force Majeure.

11.(c) Liability. Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair of any portion of the Demised Premises, except as otherwise specifically provided in this Lease. Landlord shall use all reasonable efforts to minimize annoyance and inconvenience to Tenant caused by any such repair activities, but Landlord shall not be required to confine repair activity to most non-business hours.

11.(d) Vacation; Survival. In the event of termination of this Lease as provided herein, then all Rent shall be apportioned and paid to the date on which Tenant’s use of the Demised Premises ceases or the date of such damage, whichever last occurs, and Tenant shall vacate the Demised Premises as soon as is reasonably possible, considering the nature of the work required in connection therewith; provided, however, that those provisions of this Lease which are intended to coyer matters of termination and the period thereafter shall survive the termination hereof.

12. Assignment and Subletting.

12.(a) Consent. Tenant shall not voluntarily or by operation of law assign, mortgage or encumber all or any part of Tenant’s interest in this Lease or in the Demised Premises without Landlord’s prior written consent, which Landlord may grant, condition or withhold in Landlord’s sole discretion. In addition, Tenant shall not sublet all or a portion of the Demised Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, it being agreed that Landlord may reasonably base a refusal to consent upon the reputation, financial condition or business of the proposed sublessee, any restrictions placed upon Landlord by any Lender of Landlord, or upon any contractual restrictions or covenants to which Landlord is bound. Landlord shall respond to Tenant’s request for consent hereunder within ten (10) days after the Tenant shall have furnished Landlord with a copy of the proposed assignment, mortgage or encumbrance documents and such other documents relating thereto that Landlord may reasonably require. Tenant shall have no right to assign this Lease, or sublet the Demised Premises, at any time that Tenant is materially in default hereunder.

12.(b) Tenant Affiliate. Notwithstanding the provisions of the above Section 12(a), Tenant may assign or sublet the Demised Premises, or any portion thereof, upon notice to Landlord, but without Landlord’s prior written consent, to any corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, and the net worth of such entity, together with that of Tenant, is equal to or greater than the net worth of Tenant prior to such merger, consolidation, or acquisition. Any such assignment or subletting shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

12.(c) No Release of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance

25

of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor.

13. Alterations, Additions and Improvements.

13.(a) Non-Structural. Tenant shall have the right, without Landlord’s prior written consent, to make minor non-structural alterations, additions or improvements to the interior of the Building structure, provided the same do not materially affect the mechanical (including, without limitation, the elevator), electrical or plumbing systems of the Building; provided, however, that any such alterations, additions or improvements shall not be made if the result of such work would decrease the market value of the Demised Premises as measured immediately prior to and after the completion of such work. Any other non-structural alterations, additions, or improvements shall only be made after obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In addition, all contractors and subcontractors performing such work shall be licensed and maintain suitable levels of insurance, Landlord and any Lender of Landlord as additional insureds. Tenant shall ensure that all necessary permits have been issued prior to the commencement of any such work.

13.(b) Structural. Tenant shall have the right to make structural alterations, additions, or improvements to the Demised Premises only with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided however, that such structural alterations, additions or improvements shall not be made if the result of such work would decrease the market value of the Building as measured immediately prior to and after the completion of such work. Landlord may require that the Tenant provide plans and specifications of the proposed work prior to the Landlord granting consent. In addition, Landlord shall have the right to approve all contractors and subcontractors performing such work and require them to be licensed and to maintain suitable levels of insurance, provided that such approval shall not be unreasonably withheld, conditioned or delayed.

13.(c) Drawings. Any structural alteration, addition or improvement to the Demised Premises that Tenant shall make shall be documented with “as-built” drawings, a copy of which shall be delivered to Landlord upon the completion of such structural alteration, addition or improvement.

13.(d) Liens. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Demised Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Demised Premises or any interest therein. Landlord shall have the right to post notices of non-responsibility in or on the Demised Premises as provided by law, and shall also have the right to require Tenant to include such a provision and waiver of liens in any of its contracts which could give rise to such liens. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole cost and expense, defend itself and Landlord against the same, provided, however, that within ten (10) business days of the filing of any such lien, the Tenant shall cause such lien to be removed of record by payment, bonding, or

26

otherwise. Landlord may require Tenant to pay Landlord’s attorney’s fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.

13.(e) Ownership. Except as provided in Section 13(f) hereof, any alterations, additions or improvements made to the Demised Premises shall become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises at the expiration of the Term. Notwithstanding the provisions of this Section 13(e), Tenant’s movable trade fixtures, furnishings and equipment, other than that which is affixed to the Demised Premises so that it cannot be removed without material damage to the Demised Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 13(f).

13.(f) Surrender. On the last day of the Term, or on any sooner termination, as provided herein, Tenant shall surrender the Demised Premises (which shall include for purposes of this surrender provision all structural alterations performed by Tenant as provided in this Section 13) to Landlord in the same condition as at the Commencement Date or (in the case of alterations or Tenant Improvements completed after the Commencement Date) on the date of Substantial Completion of such alterations or Tenant Improvements (as defined in Section 2(b) of this Addendum), ordinary wear and tear excepted, and, at Tenant’s sole option, remove or surrender any or all of the alterations performed by Tenant as provided in this Section 13 and Tenant’s trade fixtures, furnishings and equipment. Tenant shall repair any damages to the Demised Premises occasioned by the installation or removal of any of the foregoing. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Demised Premises in good operating condition.

13.(g) Compliance with Laws; Workmanship. Any alterations, additions or improvements made to the Demised Premises shall be constructed in a good and workmanlike manner, strictly in accordance with all applicable laws, rules, regulations, orders, ordinances, building codes, and board of fire underwriters requirements.

14. Environmental Requirements. Landlord, with regard to its ownership of the Building and its responsibilities set forth in this Lease, and Tenant, with regard to its occupancy of the Demised Premises and its responsibilities set forth in this Lease, shall at all times during the Term be in compliance with any and all applicable federal, state and local laws, rules, regulations, orders, ordinances, and standards, as they may now or hereafter exist, relating in any way to hazardous or toxic substances or other environmental matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act (a/k/a the Clean Water Act), the Clean Air Act, and the ** Act.

15. Expansion Options.

15.(a) Fourth Floor Space. Tenant may opt to retain the 4th floor of the Building by giving written notice to Landlord on or before March 31, 1992. If Tenant exercises such option, then such space shall become part of the Demised Premises commencing upon the Commencement Date, and this lease shall be amended to reflect such fact and to adjust accordingly Tenant’s Pro Rata Share for the purpose of computing Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes pursuant to Section 3 above. Landlord shall

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

27

construct (including demolition) tenant improvements therein in conformance with the improvements to be installed pursuant to Section 2(b) above, regarding the first and fifth floors, in accordance with a mutually agreeable schedule. If Tenant does not exercise such option on or before March 31, 1992, then the fourth floor shall be considered “expansion space” subject to Tenant’s option set forth in Section 15.2 below.

15.(b) Space Available; Exercise. In the event that any space in the Building becomes available for lease after the date hereof including space leased to Tenant in the fourth (4th) floor or the basement of the Building, pursuant to the ** Lease, Landlord shall so notify Tenant and Tenant shall have the option to lease such space, subject to any renewal rights of others existing as of the date hereof and of which Landlord has notified Tenant in writing. Tenant may exercise such option by giving written notice to Landlord at any time up to fifteen (15) days after Tenant receives written notice from Landlord that Landlord has a Prospective Tenant (as defined herein below) whereupon Landlord and Tenant shall proceed in good faith to negotiate a lease therefor within sixty (60) days after receipt of Tenant’s notice. If Landlord and Tenant cannot agree on the rent for such space within thirty (30) days after receipt of Tenant’s notice, the rent shall be the Rent Tenant is then paying pursuant to this Lease, but not greater than fair market rent as determined by a real estate broker of Tenant’s choice, reasonably approved by Landlord and for a term not longer than the remainder of the term of this Lease, but subject to Tenant’s renewal options in Section 5 above. As used in this Section 15, “Prospective Tenant” means a party (i) which has signed a non-binding letter of intent that it will lease the space or (ii) for whose use of the space there has been prepared a second (i.e., revised) space plan or (iii) which has initialed a space plan indicating its agreement to the plan for its use of the space. In the event that (i) Tenant notifies Landlord that it does not desire to lease such space, (ii) Tenant fails to notify Landlord that it desires to lease such space within the time period provided, or (iii) Landlord and Tenant are unable to agree upon terms for such a lease within the sixty- (60-) day negotiation period provided, then Landlord shall again have the right to lease such space to any third party of Landlord’s choice, subject to Tenant is continuing option to lease such space in accordance with this Section 15.2. In the event that Landlord does not execute a binding lease with the party identified to Tenant as a Prospective Tenant within 120 days of such notice to Tenant, then Tenant’s option pursuant to this Section 15 shall be renewed until fifteen (15) days after Tenant shall have received notice from Landlord of a different Prospective Tenant for such space. From time to time during the Term, at Tenant’s request and no more often than once each year, Landlord shall provide Tenant with a schedule of the lease expiration dates and renewal options of other tenants in the Building.

15.(c) Maximum Lease Terms. Landlord shall not enter into any lease of space in the Building, other than with Tenant, for a term of more than five years, including renewal and/or extension options without providing right of refusal at intervals of five years or less to Tenant.

15.(d) **. Prior to building any building on the ** parcel, Landlord shall notify Tenant of its intention to do so and consult with Tenant at such time that Landlord has the opportunity, at Landlord’s sole option, to offer that building to Tenant or to provide for Tenant’s future potential requirements in the design of such building.

16. Parking. The area which at any particular time during the effective period of this Lease is then being provided as parking for the Building is herein called the “** Parking Area”. Landlord and Tenant are contemporaneously herewith entering into a Lease for a computer facility space to be annexed to the Building, called the “Data Center”, and that lease is

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

28

hereinafter called the “Data Center Lease”. The parking area provided to Tenant pursuant to the Data Center Lease shall be called the Parking Area”. Tenant currently leases space in the ** from Landlord pursuant to a lease entered into February 15, 1977, and subsequent amendments thereto, called the “ ** Lease”. Under the ** Lease, Tenant is provided at least 4 parking spaces per 1,000 rentable square feet located adjacent to the **. Tenant agrees that commencing with the commencement of construction of the Data Center, the ratio of parking spaces in the Parking Area and the ** Parking Area to rentable floor area in the Data Center and the ** may be reduced by Landlord, subject to the following conditions:

16.(a) Minimum Parking Ratio. At no time during which this Lease is in force (including any renewal periods) shall Landlord provide to Tenant less than 2.6 parking spaces per 1,000 square feet of rentable space in the Premises. At no time during which both this Lease and the Data Center Lease are in force shall Landlord provide to Tenant less than 2.6 spaces per each 1,000 rentable square feet demised to Tenant under both this Lease and the Data Center Lease. At the commencement of both said Leases, Landlord and Tenant agree that such minimum number of spaces for the combined leases shall be 275 spaces. In addition to such spaces allocated hereunder to Tenant, Landlord shall reserve the minimum number of spaces for handicap parking required by law adjacent to the handicap access ramp to the Building, plus six spaces reserved for visitors of all tenants or the Building, located adjacent to the front entrance of the Building.

16.(b) Location. Landlord has represented that such minimum number of spaces cannot be provided entirely adjacent to the Building. Landlord shall always provide tenants of the Building and Data Center the maximum number of spaces adjacent to the Building (i.e., on the ** Parcel) as can reasonably be built as surface parking on that site (except during construction of the Data Center as set forth below). Additionally, Landlord shall develop, solely at Landlord’s expense, the maximum number of spaces for surface parking reasonably possible taking into account engineering requirements, on the parcel immediately across ** , known as the ** Parcel (“** Parking Area”). This parking area shall always be included in the Parking Area and the ** Parking Area until such time if ever, as Landlord constructs a parking structure on the ** parcel and provides parking spaces to Tenant therein in accordance with Section 16.3 below. Further, Landlord shall use its best efforts to obtain immediately the agreement of the tenants of the office building located on the ** Parcel to permit Tenant’s employees and invitees to park in the parking area presently serving that building, provided that Tenant and Landlord agree that such ** Parcel tenants employees and invitees may park in the ** Parking Area. If and when Landlord constructs a structured parking facility on the ** Parcel, Landlord may reallocate Tenant’s parking spaces from the ** and/or ** parcels to such structure in accordance with this Section 16.1. If parking is provided in such structured parking facility to any party or parties other than tenants of the building to be built on the ** parcel, then Tenant, at its option, may have its parking spaces reallocated from the ** and/or ** parcels to such structured parking facility. If and when parking spaces are provided to Tenant in a structured parking facility on the ** Parcel, and if such structure is situated in such a location that the convenient entry from such parking structure into the Building is the entrance that as of the date hereof constitutes the rear entrance of the Building, then Landlord shall reconstruct at Landlord’s sole expense, the rear entrance, such reconstruction

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

29

to be consistent in style and quality with the front entrance to the Building existing as of the date hereof, and subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

16.(c) Priority Measures. If Tenant shall reasonably determine, at any time during which this Lease or the Data Center Lease is in force, that Tenant’s employees and invitees cannot find sufficient parking spaces within the Parking Area or the ** Parking Area with reasonable convenience, whether because occupancy of the surrounding buildings has increased substantially or because third parties have encroached upon the Parking and ** Parking Area or for other reasons, then upon Tenant’s request, Landlord shall reserve 162 spaces on the ** Parcel and 113 spaces on the ** Parcel (or ** Parcel) for Tenant’s exclusive use. Such spaces on both parcels shall be those most immediately adjacent to the Building without, however, displacing the spaces reserved for handicapped and visitor parking. The balance, if any, of the Parking Area or ** Parking Area shall be provided to Tenant, in common with other tenants of Landlord, on the ** and ** parcels. If Landlord shall not have obtained for Tenant parking spaces on the ** Parcel, then the spaces to be reserved for Tenant thereon shall be reserved for Tenant on the ** Parcel, provided that such reservation of spaces on the ** Parcel shall not relieve Landlord of its duty to use its best efforts to obtain such spaces for Tenant on the ** Parcel.

Alternatively, Landlord may, at its option and expense, erect and maintain a parking structure on the ** parcel and if Landlord shall have allocated parking spaces therein to Tenant, then, at Tenant’s option, reserve such spaces for Tenant’s use therein equivalent to the number which are allotted to Tenant above in this Section 16.3 on the ** and/or ** Parcels.

Any reservation of spaces for Tenant in the Parking Area and the ** Parking Area (including the ** , ** and/or ** Parcels as applicable) shall be done initially through signage erected or labeling of spaces at Landlord’s expense. In the event that Tenant reasonably determines that signage alone is not effective, then Tenant may control access through the issuance of parking stickers and other reasonable measures and Landlord shall give Tenant all reasonable assistance in enforcing such parking provisions. If such measures fail, at Tenant’s reasonable determination, at Tenant’s request, Landlord shall at Landlord’s expense isolate such areas and erect gates to the Parking Area and the ** Parking Area and permit Tenant at Tenant’s expense to control access.

16.(d) Safety and Convenience Measures. If and when Tenant is provided parking spaces on the ** Parcel, Landlord, at Landlord’s expense, shall provide and maintain a stairway from the ** Parcel parking area to grade level in a location reasonably convenient to the Building entrance, and shall provide and maintain crosswalks across ** (i) from such stairway and, (ii) upon completion of the ** Parking Area, from the ** Parcel parking area. Landlord shall also, at Landlord’s expense, provide and maintain sidewalks connecting each of the ** stairway and the ** Parcel crosswalk, to the respective parking areas, and to pedestrian entrances to the ** Parking Area. Landlord shall provide lighting on the Parking Area and ** Parking Area (including any parking areas on the ** , and ** and ** Parcels) to a standard consistent with reasonable safety and security practices, but not less than current lighting on the

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

30

** parking area. Landlord shall also post either stop signs or yield signs for the crosswalks. A vehicle entrance to the ** Parking Area shall open to ** , if possible, as well as to ** . The Safety and Convenience measures as set forth in this Section 16.4 shall be constructed by Landlord as early as reasonably possible.

16.(e) Parking During Construction. During construction, Landlord may temporarily relocate a portion of the Parking Area and ** Parking Area to the ** and/or ** parcels, provided such portion relocated is kept to a reasonable minimum, but at no time shall parking available to Tenant on the ** Parcel be less than 87 spaces. Such parking on all locations shall at all times be subject to the requirements of Section 16.4 above. Landlord and Tenant shall require that employees of their respective contractors and subcontractors not park on the ** Site except within the confined construction area.

16.(f) Emergency Power Facilities. Landlord shall permit Tenant to maintain semi-tractor trailers in the Parking Area or in the ** Parking Area for temporary storage and operation of diesel fuel and generators, located immediately adjacent to the ** on the North side, during the Term (as defined in Section 2) in the event of emergency, casualty or other event during which Tenant reasonably requires such capability, and during construction pursuant to Section II.a of the Addendum to the Data Center Lease.

16.(g) Expansion of Demised Premises. Landlord shall provide Tenant additional parking spaces pro rata in accordance with this Section 16 with respect to additional space in the ** leased from time to time by Tenant.

17. Rooftop Equipment. Tenant shall have the right, at any time during the Term, to install at its expense on the roof of the Building one (1) three- (3) meter satellite dish. In addition, Tenant shall have the right, at any time during the Term, to install on the roof at its expense such other equipment, including satellite dishes, communications antennae and security devices including lighting, as the roof can safely support, as determined by Landlord’s architect in the exercise of its reasonable professional judgment. Landlord shall assist Tenant in obtaining any governmental licenses or approvals necessary for such equipment. Tenant shall provide to Landlord, for approval by Landlord prior to commencement of such installation, detailed plans, specifications and working drawings related thereto, as well as a list of all contractors, subcontractors and others to perform any of such work. Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. All contractors, subcontractors and others to perform all or any portion of such work shall be licensed and bonded in the Commonwealth of Virginia and shall be required to maintain levels of insurance customary in their trades, naming Landlord, Tenant and Landlord’s First Mortgage Lender as additional insureds. Any such installation of satellite dishes, and the use and operation thereof, shall comply with any and all federal, state and local statutes, laws, codes, regulations, ordinances and orders, now or hereafter existing, related thereto. Tenant shall indemify, defend and hold Landlord harmless from and against any and all claims, demands, liability, costs or expenses (including, without limitation, court costs and attorney’s fees), or threat thereof, which Landlord may suffer or incur as a result of the installation, use, repair, maintenance, replacement, or removal of such dishes, and, further, Tenant shall repair any damage to the roof resulting therefrom and, in the event any roof

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

31

warranty is voided or impaired as a result thereof, Tenant shall assume the obligation to repair and maintain the roof to the extent of such warranty.

18. Holding Over.

18.(a) Month-to-Month Tenancy. In the event that Tenant remains in possession of the Demised Premises, or any part thereof, after the termination of this Lease or any renewal period, such occupancy shall constitute a month-to-month tenancy only, at a monthly rental rate equal to one hundred and fifty percent (150%) of the rental rate in effect during the last month of the Term or any renewal term of the Lease immediately prior to such holdover; provided, however, that any unexercised renewal options or rights of first refusal, if any, shall be deemed terminated and be of no further force or effect during said month-to-month tenancy.

18.(b) One-Month Extension Right. Notwithstanding Section 18(a), if Tenant desires to remain in the Demised Premises beyond the expiration of the Term, or any renewal term, Tenant shall provide Landlord with a written notice at least three (3) months prior to the end of the Term, or renewal term, as applicable, requesting that the Term, or renewal term, as applicable, be extended for one (1) month. If Landlord objects to such extension, and has a prospective tenant for the Demised Premises, then Tenant shall be subject to the provisions of Section 18(a) as well as to eviction and other remedies as provided under applicable law. If either (i) Landlord consents to such extension, or (ii) Landlord does not have a prospective tenant for the Demised Premises, then Tenant shall be entitled to remain in the Demised Premises for such one- (1-) month period at the same Rent as was in effect during the last month of the Term, or renewal term, as applicable, escalated, however, as provided in Section 4 of this Addendum. The one- (1) month extension right described herein shall be a continuing one subject to the notice and space availability conditions described hereinabove.

19. Dispute Resolution.

19.(a) Resolution by Principals. If any dispute, disagreement, difference, controversy or claim shall arise between the parties concerning any provision of this Lease, or if the parties are unable to reach mutual agreement with respect to any matter described herein requiring mutual agreement (collectively, a “Controversy”), either party shall provide notice of the Controversy to the other. If the parties have not corrected or otherwise resolved the Controversy to their mutual satisfaction within five (5) business days after receipt of such notice, then either party may require the Controversy to be submitted, as the exclusive means of resolving the Controversy, to a meeting of the East Coast Operations Center Manager and General Counsel of Tenant and a general partner of Landlord (or their designated successors) and their respective representatives (collectively, the “Principals”), who shall meet within ten (10) days after either party provides notice to the other requesting such a meeting.

19.(b) Small Disputes Arbitrable. If the Controversy is not settled within five (5) days after the first day on which the Principals meet pursuant to such notice, and if the Controversy concerns a non-monetary matter or a monetary dispute involving less than Fifty Thousand Dollars ($50,000.00), then either party may cause the Controversy to be submitted to and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the Controversy is submitted for arbitration and with applicable statutes, subject to the provisions of this Section 19 (and the other party hereby

32

consents to such submission and determination). The arbitration shall be commenced by a written demand made by one party upon the other, which written demand shall contain a statement of the Controversy and the name and address of the arbitrator appointed by the demandant. Within ten (10) days after its receipt of the written demand, the other shall give the demandant written notice of the name and address of its arbitrator. Within ten (10) days after the date of the appointment of the second arbitrator, the two arbitrators shall meet. If the two arbitrators are unable to resolve the Controversy within ten (10) days after their first meeting, they shall select a third arbitrator. Each of the three arbitrators shall have at least five (5) years’ experience in the construction or management of commercial office property, as appropriate, and shall not be employed by or under contract with either party or an affiliate of either party, nor related to any employee or contractor of either party or an affiliate of either party. The third arbitrator shall be designated as chair and shall immediately give Landlord and Tenant written notice of his or her appointment. The three arbitrators shall meet within ten (10) days after the appointment of the third arbitrator. If they are unable to resolve the question in dispute within ten (10) days after their first meeting, the third arbitrator shall select a time, date and place for a hearing and shall give Landlord and Tenant thirty (30) days’ prior written notice of it. The date for the hearing shall not be more than sixty (60) days after the date of appointment of the third arbitrator.

19.(c) Conduct of Hearing. At the hearing, Landlord and Tenant shall each be permitted to present testimony and tangible evidence and to cross-examine the other’s witnesses. The arbitrators may make additional rules for the conduct of the hearing or the preparation for it. The arbitrators shall render their written decision to Landlord and Tenant not more than thirty (30) days after the last day of the hearing.

19.(d) Remedy. The arbitrators shall have the authority to award any remedy contemplated by this Lease, without regard to whether a court would have such authority. The arbitrators shall not have the power to add to, modify, detract from or alter in any way the provisions of this Lease or any amendments or supplements to this Lease. The written decision of at least two arbitrators shall be conclusive and binding upon Landlord and Tenant for amounts less than fifty thousand dollars ($50,000.00), and judgment upon such decision may be entered in any court having jurisdiction. The arbitrators shall not have the authority to make an award of punitive, exemplary, special, indirect or consequential damages.

19.(e) Division of Costs. As part of the arbitral award, the arbitrators shall determine which party is the substantially prevailing party in any arbitration pursuant to this Section 19, and that party shall be entitled to its reasonable fees for the services of its appointees, attorneys and witnesses, as well as all other proper costs relating to the arbitration, to be paid by the other party.

19.(f) Major Monetary Disputes Arbitrable. If the Controversy is not settled within five (5) days after the first day on which the Principals meet pursuant to this Section 19, and if the Controversy concerns a monetary dispute involving Fifty Thousand Dollars ($50,000.00) or more, then if the parties so agree, they shall submit the Controversy to arbitration in accordance with Sections 19(a)-19(e); otherwise, either party is free to file an appropriate court action in any court having jurisdiction.

20. Waiver of Landlord’s Lien. Landlord waives any statutory liens, and any rights of distress, with respect to Tenant’s data and data processing programs and, shall not unreasonably

33

deny, condition or delay a waiver of any such lien or rights of distress upon Tenant’s personal property upon Tenant’s request therefor. This Lease does not grant a contractual lien or any other security interest to Landlord with respect to Tenant’s property.

21. Brokers. Landlord and Tenant each represent and warrant to the other that neither party has been represented by a broker in connection with this Lease, except for **, whose commission shall be paid by Landlord in accordance with a certain outside agreement, and The Irving Group, whose commission shall be paid by Landlord in accordance with a certain outside agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all losses, costs (including, without limitation, court costs and reasonable attorney’s fees), liabilities, claims or damages incurred by such other party as a result of a breach of the foregoing representations by the indemnifying party.

22. Miscellaneous.

22.(a) No Construction Against Drafter. This Lease has been prepared by Landlord and Tenant and their professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

22.(b) Captions, Headings and Sections. Captions and headings are for convenience and reference only, and shall be of no force or effect in the interpretation or construction of this Lease. Unless otherwise expressly stated, references to Sections and Exhibits shall mean Sections and Exhibits of this Lease. The word “including” shall be construed to mean “including without limitation” except where otherwise expressly stated.

22.(c) Severability. The invalidity or unenforceability of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provision of this Lease.

22.(d) Interest. Any amount payable from either party to the other which is not paid when due shall bear interest from the date such amount is overdue until actually paid at the rate of interest equal to two percent (2%) over the rate announced from time to time by Crestar Bank as its prime rate or if Crestar Bank ceases to exist and has no successor, then Citibank N.A. Payment of such interest shall not excuse or cure any default nor be deemed a waiver of such default.

22.(e) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

22.(f) Recordation. Neither this Lease nor any memorandum hereof shall be recorded among the land records of **, Virginia, without the prior written consent of Landlord. Landlord, however, agrees that it will consent to the recordation of a memorandum hereof, provided that (i) the memorandum contains no economic terms, (ii) the Mortgagee (as defined in Section 7) does not object, (iii) such recordation is at Tenant’s sole cost and expense, and (iv) such recordation is released, immediately after the end of the Term, also at Tenant’s sole cost and expense, it being also agreed that Landlord shall have the right to execute such a release on behalf of Tenant, as Tenant’s irrevocable attorney-in-fact if Tenant fails to do so.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

34

22.(g) Attorney’s Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the substantially prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorney’s fees and court costs to be paid by the other party.

22.(h) Authority. Each individual executing this Lease on behalf of an entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

WITNESS the following signatures and seals:

LANDLORD:		TENANT:

**, A Virginia Limited Partnership		VISA U.S.A. INC.

By:	**
General Partner

By	/s/ **	By	/s/ Michael Massey
Name	**	Name	Michael Massey
Title	President	Title	Senior Vice President
Date	April 30, 1991	Date	April 11, 1991

By	/s/ **
**
General Partner
Date	April 30, 1991

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

35

EXHIBIT “A”

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

36

EXHIBIT “A”

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

37

EXHIBIT “A”

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

38

EXHIBIT “A”

**

** Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT B

SPECIFICATIONS FOR TENANT IMPROVEMENTS

All of the below described work will be performed by the Landlord at Landlord’s expense, unless noted otherwise.

(1) Non-demising interior partitions (Type “A”) shall extend from floor to underside of finished ceiling (minimum 9’0”) and shall be constructed of 1/2” gyp board over 2-1/2” metal studs spaced at 24” o.c. Building standard, 4” vinyl wall base shall be provided on both sides of the partition. The Allowance quantity shall be per Exhibit C (“Plan”). Non-demising interior partitions are not full height (Type “B”), i.e., do not extend from floor to finished ceiling and shall have all surfaces finished with gyp board to the same finish as Type “A” partitions. Type “B” partitions may be used in lieu of Type “A” partitions. Type “B” partitions may be used in lieu of Type “A” partitions per plan. Demising partitions (Type “C”) are to be constructed between tenants or between Tenant and any public space such as corridors, elevator lobbies, etc. These partitions shall be constructed according to local codes and other legislated requirements but shall be at least constructed floor to ceiling. Full-height glass partitions (Type “D”) with aluminum mullions and muntins and glazing are to be constructed as interior walls of all private offices and conference rooms as required by code. Any other types of partitions within the Tenant space will be at the cost of Tenant. Landlord shall provide any closure required between a partition and a window mullion to ensure a complete structured and acoustical separation between rooms. Landlord will provide a completed, finished closure, built to the approved detail as needed per Plan.

(2) Ceiling is to be office project standard, 2’x2’ lay-in ceiling tile with random, fissured pattern. Tiles shall be furnished and installed by Landlord. Ceiling shall be “T” grid system by Donn, Chicago Metallic or other equivalent manufacturer. Landlord shall submit sample or submittal for Tenant’s approval.

(3) 28-ounce carpet shall be furnished and installed with a direct glue-down installation method in all Tenant spaces. 1/8” commercial-quality, solid-color vinyl composition tile shall be furnished and installed in Tenant coffee pantry areas, storage spaces, and related areas. All concrete floors that do not receive another finish will be sealed with a product approved by the Tenant to provide a non-porous, maintainable surface at Landlord’s expense. The costs of correcting any slab deficiencies required for the installation of any flooring product will be Landlord’s. Landlord shall submit finish samples for Tenant’s selection and/or approval.

(4) One pair of 3’ x 7’ solid core, wood veneer, stain-grade, double-suite entry doors and welded-steel jamb assembly are to be provided by Landlord from each passenger elevator lobby into Tenant space. Doors and jambs will exhibit an appropriate U.L. label for fire resistance as required by local codes. Interior doors snail be 3’ x 7’ solid core, with a wood veneer finish and aluminum jamb. Each Tenant entry door will be supplied with a project-standard, lever-type lockset and automatic closer. Each interior Tenant door will be supplied with a project-standard, lever-type passage set. The Tenant will pay for upgrading passage sets to locksets on closets and offices within Tenant space only. The Landlord will provide locksets on utility or mechanical spaces that may by accessible only from within the Tenant space. The

40

Landlord will provide Tenant with a keying schedule and keys as needed for all doors in the project that will be used by the Tenant. The Tenant will be provided with a copy of the keying schedule prior to occupying the space and will maintain the schedule until he vacates the premises.

(5) 2’ x 4’ project standard deep cell parabolume florescent lighting fixtures are to be furnished and installed by Landlord. All fixtures will be wired and switched according to the construction documents. Landlord shall submit sample or submittal for Tenant’s approval.

(6) 120-volt duplex wall receptacle and telephone and data receptacles with pull strings at height above finished floor specified by the Tenant are to be provided per the plan. Tenant will provide fire-rated cable. All utility closets in the project, including those accessible only from Tenant space, will be provided with one (1) project-standard, duplex-wall electrical receptacle by the Landlord.

(7) Two coats, one color, of eggshell finish latex paint shall be provided on all interior partitions that do not receive wall covering. Commercial vinyl wall covering equivalent in quality to vinyl wall covering installed on the 2nd floor shall be provided on all office, conference room, meeting room, coffee pantry, corridor walls (all areas except storage rooms), in one pattern. Vinyl base is to be installed over the vinyl wall covering. Executive area (i.e., offices, corridors and conference room walls on the 6th floor) shall receive high-grade vinyl wall coverings equivalent in quality to that now installed in the executive area of the 6th floor. Landlord shall submit finish samples for Tenant’s selection and/or approval.

(8) Landlord shall provide project-standard, horizontal 1” aluminum blinds for all exterior windows in project-standard color. Necessary modifications to blinds to accommodate Tenant partitions or closure assemblies will be at the Landlord’s expense.

(9) Landlord shall provide a balanced project-standard heating, cooling and ventilating system with necessary controls adequate for normal office use. Plan to be submitted for Tenant’s reasonable approval. System is to be a constant volume type for interior zones with fan coils serving the perimeter zones as is currently serving the second floor space occupied by Tenant. Any excess capacity, changes to the base project design or special HVAC equipment other than supplemental exhaust fan in conference areas, such as self-contained air-conditioning units, shall be provided at the Tenant’s expense subject to the Landlord’s approval.

(10) Design/Engineering Services fees shall be provided as required by Landlord for items which it is providing.

(11) Landlord shall provide building standard exit lights as required.

(12) Landlord shall provide project-standard fire extinguishers, fire pull stations, fire hoses, speakers, heal/smoke detectors and all other safety systems (including sprinkler systems) required by code.

41

(13) Landlord will provide the Tenant’s name and the suite number using project-standard characters and sign format on each suite entry door and on the building directory.

(14) Finished building core including elevators, stairwells, bathrooms (complete in all respects), electrical/mechanical closets, public-area life safety and fire equipment, elevator call buttons, and all public areas, walls and floors, including finishes, shall be provided by Landlord. Public-area demising walls shall include code-required walls to separate the minimum public corridor (i.e., exit corridor to connect elevator lobby to fire stairwells) from the office area.

General Notes:

1. The use of above project-standard materials for any work letter assembly or item will not be permitted without written notice to the Tenant that includes the additional cost of the proposed use to the Tenant (if any).

2. High-voltage (480-277v) panels and low-voltage (208-115v) panels in electrical closet are to be provided by Landlord in accordance with building standards.

AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS

(Existing Assignments - Existing Collateral)

THIS AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS is entered into as of this 15th day of July, 1992 by and between **, A Virginia Limited Partnership organized and existing under the laws of the Commonwealth of Virginia, formerly known as **, a limited partnership organized and existing under the laws of the Commonwealth of Virginia, hereinafter referred to as the “Assignor”; to and for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under the laws of the State of New Jersey, hereinafter referred to as the “Assignee”.

RECITALS

WHEREAS, the Assignee is the owner and holder of a certain Note Secured by Deed of Trust dated December 17, 1986 made by the Assignor to the order of the Assignee in the original principal amount of ONE HUNDRED TWENTY-FIVE MILLION and * * * NO/100 DOLLARS ($125,000,000.00), which Note, as modified, amended and restated to be in the amount of ONE HUNDRED FIFTEEN MILLION and * * * NO/100 DOLLARS ($115,000,000.00) following a principal curtailment by Assignor pursuant to the terms of a certain Modification Agreement and Allonge - Deed of Trust Note dated of even date herewith, is hereinafter sometimes referred to as the “Note”; and

WHEREAS, the Note is secured by a certain Deed of Trust from the Assignor to ** and **, Trustee dated December 17, 1986 and recorded December 17, 1986 in ** among the Land Records for **, Virginia; and

WHEREAS, in connection with the modification, amendment and restatement of the Note, the parties have executed and delivered an Amended and Restated Deed of Trust (Existing Deed of Trust - Existing Collateral) dated of even date herewith, which is sometimes hereinafter referred to as the “Deed of Trust”; and

WHEREAS, the Note is further secured by (i) a certain Assignment of Lease dated December 17, 1986 and recorded December 17, 1986 in ** among the Land Records for ** Virginia, and by (ii) a certain Conditional Assignment of Rents dated December 17, 1986 and recorded December 17, 1986 in ** among the Land Records for **, Virginia, and by (iii) a certain Assignment of Leases and Rents dated as of July 1, 1992 and recorded July 28, 1992 in ** among the Land Records for **, Virginia, which Assignments are hereinafter sometimes referred to as the “Assignments”; and

WHEREAS, in connection with the modification, amendment and restatement of the Note, the parties hereto desire to consolidate the Assignments into one instrument,

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

which is sometimes hereinafter referred to as the “Consolidated Assignment of Leases and Rents” or the “Assignment of Leases and Rents”, and the parties then desire to amend, modify, and restate the Consolidated Assignment of Leases and Rents.

NOW, THEREFORE, in consideration of the premises and of the sum of TEN and * * * NO/100 DOLLARS ($10.00) in hand paid by each of the parties hereto from the other, receipt of which is hereby acknowledged, and in consideration of the mutual covenants and undertakings hereinafter set forth, the parties hereto, for themselves and their respective assigns, hereby covenant and agree as follows:

I.	The Assignments are hereby consolidated with each other to form one instrument which is hereby amended, modified, and restated to read in its entirety as follows:

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT is made by and from **. A Virginia Limited Partnership organized and existing under the laws of the Commonwealth of Virginia, formerly **, a limited partnership organized and existing under the laws of the Commonwealth of Virginia and having its principal place of business at ** (“Assignor”), to and for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office and place of business at 1100 15th Street, N.W., Suite 400, Washington, D.C. 20005 (“Assignee”).

RECITALS:

1. Assignor is the owner of certain real property located in **, Virginia, more particularly described in “EXHIBIT A” attached hereto and by this reference incorporated herein, which real property, less and except such portions thereof

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

as may be released from the lien hereof from time to time, is sometimes hereinafter referred to as the “Property.”

2. Assignor has executed and delivered to Assignee a Modification Agreement and Allonge - Deed of Trust Note, which amends and restates a certain Note Secured by Deed of Trust dated December 17, 1986 (as modified, the “Note”), which Note is in the principal amount of $115,000,000.00, and an Amended and Restated Deed of Trust (Existing Deed of Trust - Existing Collateral) (“Security Instrument”) of even date and recorded contemporaneously herewith, securing the obligations of Assignor under the Note and the Security Instrument (“Obligations”).

3. Assignor desires to transfer and assign to Assignee all of its right, title and interest in, to and under the leases described in “EXHIBIT B” attached hereto and by this reference incorporated herein, and any and all other leases, subleases, lettings and licenses of or affecting the Property that have been or may hereafter be entered into (collectively, “Leases”) and (a) all amendments, extensions, modifications, replacements or renewals thereof, (b) the rents, income and profits due, or to become due thereunder (the “Rents”), and (c) the right to enforce, whether at law or in equity or by any other means, all provisions thereof, including, without limitation, any guarantees of the obligations owed Assignor thereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, with intent to be legally bound hereby, and as an inducement for the making and extension of the loan evidenced by the Note and secured by the Security Instrument, Assignor hereby grants Assignee its interest in, and transfers, sets over and assigns to Assignee all right, title and interest of Assignor in, to

3

and under (a) the Leases and all amendments, extensions, modifications, replacements or renewals thereof, and (b) the Rents. This Assignment is intended to be and is an absolute present assignment from Assignor to Assignee and not the mere passage of a security interest or the provision of additional collateral security to Assignor; provided, however, that Assignor shall have a license to collect, retain, use and enjoy, except as hereinafter provided, the Rents accruing by virtue of the “Leases as they respectively become due (“License”), but not in advance of their due date, and to enforce the agreements of the Leases so long as there is no default or breach by Assignor under any of the terms, covenants or provisions of the Obligations, the Note, the Security Instrument or this Assignment; and provided further that upon payment in full of the Obligations, this Assignment shall be released and discharged in accordance with Paragraph 3 hereof.

Assignor further covenants and agrees as follows:

1. Assignee as Creditor of Lessee. Assignee, and not Assignor, shall be the creditor of the lessee under any Lease (“Lessee”) in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Lessee. Assignee, however, shall not be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor’s rights therein, and at the option of the Assignee, all such claims and filings shall be made by Assignor under the License granted by Assignee hereunder. Assignee shall have the option once the License has been revoked to apply any monies received by it as such creditor to the reduction of the principal of, if any, or interest on the Obligations, or as otherwise permitted by this Agreement or the Security Instrument.

4

2. Default Remedies of Assignee. If Assignor defaults on the Obligations, the Security Instrument or this Assignment, and until such default shall have been fully cured, the License of Assignor to collect rents, income and profits shall cease and terminate upon written notice to Assignor. In furtherance thereof, Assignee shall be authorized, but under no obligation, to collect the rents, income and profits arising from the Leases, and (if such default is not cured within any applicable cure period; i.e., if an Event of Default shall have occurred) to enforce performance of any other terms of the Leases including, but not limited to, Assignor’s rights to fix or modify rents, sue for possession of the leased premises, relent all or part of the leased premises, and collect all rents, income and profits under such new leases. Assignor shall also pay to Assignee, (i) promptly upon any such default all rent prepayments collected prior to the due date therefore and security or other deposits paid to Assignor pursuant to any Lease assigned hereunder and (ii) promptly upon any default (if such default is not cured within any applicable cure period; i.e., if an Event of Default shall have occurred) all charges for services or facilities or for escalation which have theretofore been paid pursuant to any such Lease to the extent allocable to any period from and after such default. Assignee will, after payment of all proper costs, charges and any damages including, without limitation, those payable pursuant to paragraph 6 hereof, apply the net amount of such rents, income and profits to the sums then due to Assignee under the Obligations. Assignee shall have sole discretion as to the manner in which such net income is applied, the reasonableness of the costs to which it is applied, and the items that will be credited thereby.

5

3. Termination of Assignment. When Assignor pays Assignee for the full amount of the indebtedness secured by the Security Instrument and this Assignment, and such payment is evidenced by a recorded satisfaction or release of the Security Instrument, this Assignment shall terminate and become void.

4. Notice to Lessee of Assignor’s Default. Assignor hereby irrevocably authorizes each Lessee, upon demand and notice from Assignee of Assignor’s default under the Obligations, the Security Instrument or this Assignment, to pay all rents, income and profits under the Leases to Assignee. Each Lessee shall have the right to rely upon any such notices of Assignee that Lessee shall pay all rents, income and profits to Assignee, without any obligation to inquire as to the actual existence of the default, notwithstanding any claim of Assignor to the contrary. Assignor shall have no claim against any Lessee for any rents paid by Lessee to Assignee. Upon the curing of all defaults caused by Assignor under the Obligations, the Security Instrument or this Assignment, Assignee shall give each Lessee written notice of such cure and, thereafter, until, further notice from Assignee, the Lessees shall pay the rents, incomes and profits to Assignor.

5. Assignment of Defaulting Assignor’s Interest in Lease. If an Event of Default shall have occurred under the Security Instrument or this Assignment, Assignee shall then have the right to assign Assignor’s right, title and interest in and to the Leases to any person acquiring title to the Property through foreclosure or otherwise. Such assignee shall not be liable to account to Assignor for the rents, income, and profits thereafter accruing.

6

6. Indemnification of Assignee. Assignor hereby agrees to indemnify and hold Assignee harmless from any and all claims, liability, loss or damage that Assignee may incur under the Leases or by reason of this Assignment; provided, however, that such indemnification shall not apply to damages which result directly from the willful misconduct or gross negligence of Assignee. Nothing in this paragraph shall be construed to bind Assignee to the performance of any Lease provisions, or to otherwise impose any liability upon Assignee including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Lessee shall have been joined as party defendant in any action to foreclose the Security Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises. This Assignment imposes no liability upon Assignee for the operation and maintenance of the premises or for carrying out the terms of any Lease (except as may be herein provided) before Assignee has entered and taken possession of the premises following an Event of Default. Any loss or liability incurred by Assignee, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Assignee’s request, be reimbursed by Assignor. Such reimbursement shall include interest at the rate (including, without limitation, any applicable Default Rate) set forth in Note, costs, expenses and reasonable attorneys’ fees. Assignee may, upon entry and taking of possession, collect the rents, income and profits and apply them to reimbursement for any such loss or liability.

7. Assignor’s Possession After Event of Default. If, following an Event of Default under the Security Instrument, Assignor occupies any portion of the Property as a tenant and is not required to surrender such possession hereunder, Assignor shall pay

7

monthly in advance to Assignee, on Assignee’s entry into possession, or to any receiver appointed to collect the Rents, the fair and reasonable value for the use and occupancy of the Property or such part thereof as may be in possession of Assignor. Upon default in any such payment, Assignor shall forthwith vacate and surrender such possession to Assignee or such receiver and, in default thereof, Assignor may be evicted by summary or any other available proceedings or actions.

8. Quality of Assignor’s Title to Lease. Assignor represents itself to be the absolute owner of the Leases, with absolute right and title to assign the Leases and the rents, income and profits due or to become due thereunder. Assignor further represents that the Leases are valid and in full force and effect and have not been modified, amended or terminated, or any of the terms and conditions thereof waived, except as stated herein or otherwise disclosed in writing to Assignee; that there are no outstanding assignments or pledges thereof or of the rents, income and profits due or to become due thereunder to anyone other than Assignee; that there are no existing defaults or any state of facts which, with notice or lapse of time, or both, would constitute a default under the provisions thereof on the part of either party, except with respect to the ** or as otherwise provided in the rent roll furnished by Assignor to Assignee (but such representation and warranty is made as to the best of the Assignor’s knowledge, information and belief as to defaults of any tenant); that, to the best of its knowledge, no Lessee has any defense, set-off or counterclaim against Assignor, except as may be expressly permitted by the Lease; that, to best of its knowledge, each Lessee is in possession and paying rent and other charges under its Lease, except as may be expressly permitted by the Lease; and that no rents, income or profits payable thereunder are

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

8

currently subject to or of any anticipation, discount, release, waiver, compromise or other discharge, except as may be expressly permitted by the Lease or as otherwise disclosed in writing to the Assignee.

9. Permitted Lease Terminations and Amendments. Reference is made to Paragraph 20 of the Security Instrument for the rights of the Assignor to modify or terminate Leases without the prior written consent of the Assignee. In the event that any provision of this Assignment requires the consent of the Assignee, then the same procedure outlined in Paragraph 20 of the Security Instrument shall be utilized hereunder.

10. Delivery of Necessary Instruments to Assignee. Assignor shall execute and deliver to Assignee, and hereby irrevocably appoints Assignee, its successors and assigns as its attorney-in-fact to execute and deliver during the term of this Assignment, all further instruments as Assignee may deem necessary to make this Assignment and any further assignment effective. Assignor shall, upon demand, pay to Assignee, or reimburse Assignee for the payment of, any and all costs and expenses (including reasonable attorneys’ fees) incurred in connection with the preparation and recording of such instruments.

11. Transfer of Title to Lessee; Cancellation of Lease. Each Lease shall remain in full force and effect, notwithstanding any merger of Assignor’s and Lessee’s interest thereunder. In the event that any Lease permits cancellation thereof on payment of consideration and said privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Assignee to be applied, at the election of Assignee, to reduce the amount of the principal of the Obligations (without the

9

imposition of a prepayment penalty) in the inverse order of maturity or to be held in trust by Assignee in interest bearing accounts as further security for the payment of the principal and interest required to be paid by the Obligations.

12. Assignments of Leases. Assignor shall not consent to any Lease assignment or subletting under any Lease covering space within the Property (except in the ordinary course of business in connection with leases of apartments in the **) if such consent of the Assignor as landlord is required by the terms of the Lease, nor agree to a subordination of any Lease to any mortgage or other encumbrance now or hereafter affecting the premises without Assignee’s prior written consent.

13. Assignor to Ensure Continued Performance Under Leases. Assignor shall not execute any other assignment or pledge of the Leases, of any interest therein, or of any rents payable thereunder. Assignor shall perform all of its covenants as Lessor under the Leases. Assignor shall not consent, without the Assignee’s written consent, to any withholding of rent payments by any lessee (a “Lessee”) under any Lease covering space within the Property (except in the ordinary course of business in connection with leases of apartments in the **). Assignor shall promptly deliver to Assignee copies of any and all notices of default Assignor has sent to any Lessee, except for notices sent to tenants of apartments in the **. Assignor shall, upon Assignee’s request and at Assignor’s expense, enforce all Leases covering space within the Property (except in the ordinary course of business in connection with leases of apartments in the **) and all remedies available to Assignor thereunder upon any Lessee’s default. Assignor shall deliver to Assignee copies of all papers served in connection with any enforcement proceedings under any Lease (except

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

10

for leases of apartments in the **) and shall, if requested by Assignee, consult with Assignee, its agents and attorneys with respect to the conduct thereof; provided that Assignor shall not enter into any settlement of any such proceeding under any Lease covering space within the Property (except for leases of apartments in the **) without Assignee’s prior written consent.

14. Changes in Obligation Terms. Notwithstanding any variation of the terms of the Obligations and/or the Security Instrument, including any increase or decrease in the principal amount thereof or in the rate of interest payable thereunder or any extension of time for payment thereof or the release of any part of the Property subject to the Security Instrument, the Leases (other than those in connection with released portions of the Property) and the benefits hereby assigned shall continue in favor of Assignee in accordance with the terms of this Assignment.

15. Additions to and Replacement of Obligations. Assignee may take security in addition to the security already given to or for the benefit of Assignee for the payments of the principal, premium and interest required to be paid in or by the Obligations or release such other security, and may release any party primarily or secondarily liable on the Obligations, may grant or make extensions, renewals, modifications or indulgences with respect to the Obligations or the Security Instrument and replacements thereof, which replacements of the Obligations or the Security Instrument may be on the same terms as, or on terms different from, the present terms of the Obligations or the Security Instrument, and may apply any other security thereof held by it to the satisfaction of the Obligations, without prejudice to any of its rights hereunder.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

11

16. Permitted Leases. Reference is made to Paragraph 20 of the Security Instrument for the rights of the Assignor to enter into Leases without the prior written consent of Assignee. In the event that any provision of this Assignment requires the consent of the Assignee, then the same procedure outlined in Paragraph 20 of the Security Instrument shall be utilized hereunder.

17. Exercise of Assignee’s Rights. Assignee’s failure to avail itself of any of its rights under this Assignment for any period of time, or at any time or times, shall not constitute a waiver thereof. Assignee’s rights and remedies hereunder are cumulative, and not in lieu of, but in addition to, any other rights and remedies Assignee has under the Obligations and the Security Instrument. Assignee’s rights and remedies hereunder may be exercised as often as Assignee deems expedient.

18. Cumulative Rights and Remedies. The rights and remedies of Assignee under this Assignment are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which Assignee shall have under the Note, the Security Instrument or any other instrument constituting security for the Obligations, or at law or in equity.

19. Severability. If any term of this Assignment, or the application hereof to any person or set of circumstances, shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid or unenforceable, shall

12

not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent consistent with applicable law.

20. Captions. The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties only and are not part’ of this Assignment.

21. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed and original, and all of which shall be construed together and shall constitute one instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than one such counter-part.

22. Notices. All notices to be given hereunder shall be in writing, addressed as follows to the person entitled to receive the same:

(a)	If to Assignor:

**
** , Virginia ** Attention: **

With a copy to:

**
** , Virginia **
Attention: ** General Counsel

With a copy to:

**
Attention: **

(b)	If to Assignee:

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

13

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
1100 15th Street, N.W., Suite 400 Washington, D.C. 20005 Attention: Regional Vice President, Mortgage Capital

With a copy to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
1100 15th Street, N.W., Suite 400 Washington, D.C. 20005 Attention: Regional Counsel

With a copy to:

Miles & Stockbridge
1450 G Street, N.W.
Suite 445 Washington, D.C. 20005 Attention: Olav B. Kollevoll, Jr., Esquire

Unless otherwise provided herein, any Notice shall be deemed to have been received (a) upon delivery thereof if delivered by personal delivery, (b) upon the next business day after timely and proper deposit with an overnight air courier with request for next day service, or (c) upon actual receipt, if delivered by U.S. certified or registered mail, postage prepaid, return receipt requested. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Assignment, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder.

23. Amendment, Modification or Cancellation of Assignment. No amendment, modification or cancellation of this Assignment or any part hereof shall be enforceable unless in writing and signed by the party against whom it is to be enforced.

14

24. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia. The Assignor submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action or proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the date first above written.

II.	Nothing herein shall in any way be construed to impair the Note as evidence of an aggregate principal indebtedness of the Assignor to the order of the Assignee in the aggregate principal sum of ONE HUNDRED FIFTEEN MILLION and *** NO/100 DOLLARS ($115,000,000.00), and nothing herein shall in any way be construed to impair the Assignments or the lien or priority thereof.

III.	The parties to this Agreement do not intend that this Agreement be construed as a novation of either of the Note or the Assignments.

IV.	The Assignor represents and warrants that there are no defenses or setoffs with respect to the Note or the Assignments or with respect to the indebtedness evidenced or secured thereby.

V.	The Assignor represents and warrants that each and every of the provisions of the Note are in full force and effect and are lawful and binding obligations of the Assignor and enforceable in accordance with the terms thereof.

VI.	The Assignor further represents and warrants that each and every of the provisions of the Assignments are in full force and effect and are lawful and binding obligations of the Assignor as therein provided for and enforceable in accordance with the terms of the Assignments, as hereby amended and restated.

VII.	The parties hereto ratify and confirm in each and every provisions of the Assignments, as amended, modified and restated hereby.

VIII.	This Agreement and the Assignments herein amended and restated are subject to the same limitations on liability set forth in Paragraph 33 of the amended and restated Deed of Trust.

15

**, A Virginia Limited Partnership

By:	**
General Partner

By:	/s/**
(SEAL) ** President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Edward G. Fuchs
(SEAL) Vice President

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

16

State of Virginia)
) SS:
County of **:)

I, /s/ Deborah Aynn Ringler, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that **, who is the ** of **, a General Partner of **, A Virginia Limited Partnership, Grantor in the foregoing instrument, personally appeared before me in said jurisdiction, and being personally well known to me, acknowledged said instrument to be the act and deed of said limited partnership and that he delivered the same as such for the purposes therein contained.

Witness my hand and official seal this 31st day of December, 1992.

Deborah Aynn Ringler

Notary Public

My Commission Expires: 8/31/94

)

**) SS:

)

I HEREBY CERTIFY that on this 28th day of December, 1992, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared in said jurisdiction Edward A. Fuchs,.personally well known to me (or satisfactorily proven) to be the Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, and the person who executed the foregoing instrument; and acknowledged that, having authority so to do, she/he executed the foregoing instrument as the act and deed of said corporation for the purposes therein contained, and delivered the same as such.

Witness my hand and Notarial Seal the year and day first above written.

Notary Public

My Commission Expires: October 14, 1996

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

17

EXHIBIT A

(Existing)

DESCRIPTION OF THE WESTERN PORTION OF **

-**-

**, VIRGINIA

BEGINNING at a point in the western right-of-way of **, width 80 feet, and the southeastern corner of **.

THENCE with the said ** the following courses and distances: 271.97 feet along the arc of a circle curving to the left having a radius of 940.00 feet, a delta of 16°34’40”, and a chord bearing and distance of S69°00’07”E 271.03 feet to a point; S77°17’29”E 76.01 feet to a point; 112.62 feet along the arc of a circle curving to the right having a radius of 820.00 feet, a delta of 07°52’08”, and a chord bearing and distance of S73°21’25”E 112.53 feet to a point; 70.25 feet along the arc of a circle curving to the right having a radius of 1,740.00 feet, a delta of 02°18’48”, and a chord bearing and distance of S70°34’45”E 70.25 feet to a point; 210.54 feet along the arc of a circle curving to the right having a radius of 452.97 feet, a delta of 26°37’53”, and a chord bearing and distance of S58°25.12”E 208.65 feet to a point, said point being the northeastern corner of **.

THENCE departing ** and running with the northern line of ** S52°15’11”W 414.50 feet to a point; N37°44’49”W 60.00 feet to a point; S52°15’11”W 408.39 feet to a point, said point being in the eastern line of **.

THENCE with ** N26°47’50”W 288.89 feet to a point, said point being the southwestern corner of the aforementioned **.

THENCE with the southern line of ** N16°12’11”E 496.88 feet to the point of BEGINNING AND CONTAINING 7.1191 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-5

1187C1AP.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

-**-

**, VIRGINIA

BEGINNING at a point in of the western right-of-way of **, width 80 feet, said point being the southeastern corner of **.

THENCE with the said ** feet along the arc of a circle curving to the right having a radius of 452.97 feet, a delta of 03°47’06”, and a chord bearing and distance of S43°12’42”E 29.92 feet to a point; S41°19’09”E 362.68 feet to a point; 52.16 feet along the arc of a circle curving to the right having a radius of 750.00 feet, a delta of 03°59’05”, and a chord bearing and distance of S39°19’37”E 52.15 feet to a point; 40.44 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 92°41’10”, and a chord bearing and distance of S09°00’31”W 36.17 feet to a point, said point being in the northern right-of-way of **, width 50 feet.

THENCE departing ** and running with the said northern right-of-way of ** S55°21’06”W 79.64 feet to a point; 468.18 feet along the arc of a circle curving to the left having a radius of 1,825.00 feet, a delta of 14°41’55”, and a chord bearing and distance of S48°00’08”W 466.90 feet to a point; S40°39’11”W 91.57 feet to a point; 24.73 feet along the arc of a circle curving to the left having a radius of 125.00 feet, a delta of 11°20’10”, and a chord bearing and distance of S34°59’08”W 24.69 feet to a point, said point being the southeastern corner of **.

THENCE departing ** and running with the eastern line of ** and continuing with ** N59°10’05”W 53.71 feet to a point; N56°02’49”W 500.00 feet to a point, said point being the southwestern corner of the aforementioned **.

THENCE with the southern line of the said ** N52°15’11”E 834.50 feet to the point of BEGINNING AND CONTAINING 8.4586 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-6

1187C2AP.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF THE EASTERN PORTION OF **

-**-

**, VIRGINIA

BEGINNING at a point in the eastern right-of-way of **, width 80 feet, said point being the northwestern corner of the land of **.

THENCE with the said eastern right-of-way of ** 258.05 feet along the arc of a circle curving to the left having a radius of 532.97 feet, a delta of 27°44’26”, and a chord bearing and distance of N57°51’56”W 255.53 feet to a point; 67.02 feet along the arc of a circle curving to the left having a radius of 1,660.00 feet, a delta of 02°18’48”, and a chord bearing and distance of N70°34’45”W 67.02 feet to a point; 123.61 feet along the arc of a circle curving to the left having a radius of 900.00 feet, a delta of 07°52’08”, and a chord bearing and distance of N73°21’25”W 123.51 feet to a point; N77°17’29”W 76.01 feet to a point; 146.49 feet along the arc of a circle curving to the right having a radius of 860.00 feet, a delta of 09°45’36”, and a chord bearing and distance of N72°24’41”W 146.32 feet to a point; 61.23 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 140°19’34”, and a chord bearing and distance of N02°37’54”E 47.03 feet to a point, said point being in the southern right-of-way of **, width varies.

THENCE departing ** and running with the said ** N72°47’41”E 261.60 feet to a point, said point being the northwestern corner of **.

THENCE departing ** and running with the western lines of ** S53°45’07”E 540.62 feet to a point, said point being the northeastern corner of the aforementioned land of **.

THENCE with the northern line of the said land of ** S52°15’11”W 96.74 feet to the point of BEGINNING AND CONTAINING 1.9445 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-5

1187CTH3.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

**, VIRGINIA

BEGINNING at a point on the eastern right-of-way of **, width 80 feet, said point being the southwestern corner of the **.

THENCE departing said ** and running with the southern line of the ** N52°15’11”E 96.74 feet to a point, said point being on the western line of **.

THENCE with the western line of ** AND ** the western right-of-way of **, width varies, **, **, **, AND ** S53°45’07”E 576.84 feet to a point, said point being the northeastern corner of **.

THENCE with the northern line of ** S48°40’51”W 240.31 feet to a point, being on the aforementioned **.

THENCE with ** the following courses and distances: 183.26 feet along the arc of a circle curving to the left having a radius of 830.00 feet, a delta of 12°39’03”, and a chord bearing and distance of N34°59’38”W 182.89 feet to a point; N41°19’09”W 362.68 feet to a point; 24.89 feet along the arc of a circle curving to the left having a radius of 532.97 feet, a delta of 02°40’33”, and a chord bearing and distance of N42°39’26”W 24.89 feet to the point of BEGINNING AND CONTAINING 2.0787 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-8

1187C3AP.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

-**-

**, VIRGINIA

BEGINNING at the intersection of the western right-of-way of ** width 80 feet, and the southern right-of-way of **, width 50 feet.

THENCE departing ** and running with the said western right-of-way ** 174.75 feet along the arc of a circle curving to the left having a radius of 490.00 feet, a delta of 20°26’02”, and a chord bearing and distance of S27°29’18”E 173.83 feet to a point; S37°42’19”E 63.77 feet to a point; 39.22 feet along the arc of a circle curving to the right having a radius off 25.00 feet, a delta of 89°52’42”, and a chord bearing and distance of S07°14’02”W 35.32 feet to a point, said point being in the intersection with the western right-of-way of **, width varies.

THENCE departing ** and running with the said western right-of-way of ** S52°10’23”W 35.11 feet to a point; S52°14’32”W 874.13 feet to a point, said point being the northeastern corner of the land of the **.

THENCE departing ** and running with the northern line of the said land of the ** N79°24’57”W 638.15 feet to a point, said point being the southwestern corner of **.

THENCE with the southern line of the said PARCEL B, ** N52°28’46”E 1,024.08 feet to a point, said point being on the aforementioned southern right-of-way of **.

THENCE with ** 50.20 feet along the arc of a circle curving to the left having a radius of 155.83 feet, a delta of 18°27’30”, and a chord bearing and distance of N87°31’46”E 49.99 feet to a point; N78°18’01”E 347.43 feet to a point; 36.84 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 84°25’42”, and a chord bearing and distance of S59°29’08”E 33.60 feet to the point of BEGINNING AND CONTAINING 11.8314 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-1

1187C5AP.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

**, VIRGINIA

BEGINNING at a point in the intersection of the western right-of-way of **, width 80 feet, and the southern right-of-way of **, width 50 feet.

THENCE departing ** and running with the said ** the following courses and distances: 447.15 feet along the arc of a circle curving to the right having a radius of 750.00 feet, a delta of 34°09’35”, and a chord bearing and distance of S12°20’37”E 440.56 feet to a point; S04°44’11” W 75.32 feet to a point; 92.92 feet along the arc of a circle curving to the left having a radius of 490.00 feet, a delta of 10°51’53”, and a chord bearing and distance of S00°41’46”E 92.78 feet to a point; 36.84 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 84°25’43”, and a chord bearing and distance of S36°05’09”W 33.60 feet to a point, said point being on the northern right-of-way of **, private drive, width 50 feet.

THENCE departing ** and running with the said ** the following courses and distances: S78°18’01”W 347.43 feet to a point; 116.17 feet along the arc of a circle curving to the right having a radius of 105.83 feet, a delta of 62°53’28”, and a chord bearing and distance of N70°15’15”W 110.42 feet to a point; N38°48’31”W 197.10 feet to a point; 104.02 feet along the arc of a circle curving to the right having a radius of 75.00 feet, a delta of 79°27’44”, and a chord bearing and distance of N00°55’21”E 95.88 feet to a point, said point being in the aforementioned southern right-of-way of **.

THENCE departing ** and running with ** the following courses and distances: N40°39’13”E 91.57 feet to a point; 455.36 feet along the arc of a circle curving to the right having a radius of 1,775.00 feet, a delta of 14.41’55”, and a chord bearing and distance of N48.00’08”E 454.11 feet to a point; N55.21’06”E 77.42 feet to a point; 41.55 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 95.13.30”, and a chord bearing and distance of S77°02’09”E 36.93 feet to the point of BEGINNING AND CONTAINING 6.4955 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-2 & 7

1187C4SC.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

- ** -

**, VIRGINIA

BEGINNING at a point in the intersection of the southern right-of-way of **, width varies, and the eastern right-of-way of **, width varies.

THENCE departing ** and running with the said southern right-of-way of ** N42°19’34”E 325.60 feet to a point, said point being in the western right-of-way of the **, width varies.

THENCE departing ** and running with the said western right-of-way of the ** S37°44’09”E 479.33 feet to a point, said point being in the northern right-of-way of **, width varies.

THENCE departing the ** and running with the said northern right-of-way of ** S72°46’34”W 186.86 feet to a point, said point being in the aforementioned eastern right-of-way of **.

THENCE departing ** and running with ** N72°32’06”W 213.74 feet to a point; N45°09’16”W 183.68 feet to the point of BEGINNING AND CONTAINING 2.5808 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-01-6A

1187GARF.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF THE LAND OF

**

**, VIRGINIA

BEGINNING at point on the western right-of-way of **, width varies, and being the northeast corner of **.

THENCE running with the line of ** and continuing with the northern line of ** S72°48’40”W 380.88 feet to a point; S37°32’06”E 30.71 feet to a point; S69°05’22”W 70.69 feet to a point; S84°52’05”W 67.97 feet to a point; N17°11’20”W 19.19 feet to a point; S72°48’40”W 168.95 feet to a point; said point being the northernmost point of ** and the southern right-of-way of **, width varies.

THENCE departing ** and running with ** the following courses and distances: N17°11’20”W 14.66 feet to a point; N72°48’40”E 255.96 feet to a point; N17°11’20”W 14.66 feet to a point; N00°08’36”W 157.13 feet to a point; N42°51’28”E 221.59 feet to a point; said point being on the aforementioned western right-of-way of **.

THENCE departing ** and running with ** S45°09’02”E 294.98 feet to a point; S73°07’36”E 52.92 feet to the point of BEGINNING AND CONTAINING 1.8414 ACRES.

Huntley, Nyce & Associates, P. C.

December 28, 1992

30-3-01-6B, 6C & 6D

1187WEST.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF PORTIONS

**

- ** -

**, VIRGINIA

BEGINNING at a point on the southern curve of the **, width 80 feet, said point being on the western line of **.

THENCE departing ** and running with the western and southern line of ** the following courses and distances: S38°35’14”E 86.65 feet to a point; 320.56 feet along the arc of a circle curving to the left having a radius of 256.00 feet, a delta of 71°44’45”, and a chord bearing and distance of S74°27’36”E 300.03 feet to a point; N69°40’01”E 176.90 feet to a point; N52°28’45”E 270.73 feet to a point; N53°45’03”E 53.23 feet to a, point, said point being on the western right-of-way of **, width 50 feet.

THENCE running with the western right-of-way of ** S59°10’05”E 12.75 feet to a point; S38°17’48”E 42.26 feet to a point, said point being on the northeastern right-of-way of **, width 50 feet.

THENCE departing ** and running with the eastern right-of-way of ** the following courses and distances: 72.61 feet along the arc of a circle curving to the left having a radius of 75.00 feet, a delta of 55°28’12”, and a chord bearing and distance of S11°04’25”E 69.81 feet to a point; S38°48’31”E 197.10 feet to a point; 116.16 feet along the arc of circle curving to the left having a radius of 105.83 feet, a delta of 62°53’27”, and a chord bearing and distance of S70°15’14”E 110.42 feet to a point; N78°18’01”E 37.43 feet to a point, said point being the northeastern corner of **.

THENCE departing ** and running with the northern line of ** S52°28’46”W 1,120.48 feet to a point, said point being on the eastern line of the land of **.

THENCE running with the eastern line of ** N79°34’57”W 299.36 feet to a point, said point being the southeastern corner of the land of the **.

THENCE running with the eastern line of the land of the ** N66°15’44”W 210.04 feet to a point, said point being the southwestern corner of PARCEL B, **.

THENCE running through ** (being the southern line of the **) the following courses and distances: N52°28’46”E 428.79 feet to a point; N37°31’14”W 194.16 feet to a point; N52°28’46”E 98.29 feet to a point; N37°31’14”W 250.00 feet to a point; N52°28’46”E 116.51 feet to a point, said point being on the aforementioned **.

THENCE running with the western right-of-way of ** 60.44 feet along the arc of a circle curving to the left having a radius of 55.00 feet, a delta of 62°57’32”, and a chord bearing and distance of S70°04’26”E 57.44 feet to the point of BEGINNING AND CONTAINING 14.0317 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28- PORTIONS OF B & 3

1271HAYS.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

**, VIRGINIA

BEGINNING at a point on the western right-of-way of **, width varies, said point being the northeastern corner of **.

THENCE departing ** and running with the northern line of ** S16°12’11”W 496.88 feet to a point; said point being on the eastern line of **.

THENCE departing ** and running with the eastern line of ** N26°47’50”W 117.17 feet to a point; N37°32’06”W 366.66 feet to a point; said point being on the southern line of a portion of the land of **.

THENCE departing ** and running with the southern line of a portion of the land of ** N72°48’40”E 380.88 feet to a point; said point being on the aforementioned **.

THENCE departing a portion of the land of ** and running with ** 59.55 feet along the arc of a circle curving to the left having a radius of 940.00 feet and a chord bearing and distance of S58°53’55”E 59.54 feet to the point of BEGINNING AND CONTAINING 2.2439 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992 30-3-28-A

1187VANS.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

- ** -

**, VIRGINIA

BEGINNING at a point in the westerly line of **, width 80 feet, said point being the northeasterly corner of ** the land of **;

THENCE departing the westerly line of ** and running with the northerly line of ** S79°44’10”W 105.99 feet to a point and 168.10 feet along the arc of a circle curving to the right having a radius of 325.00 feet, a delta of 29°38’09”, a tangent of 85.98 feet and a chord bearing and distance of N85°26’45”W 166.24 feet to a point, said point being the northeast corner of the land of the ** and the northwest corner of ** and the southeast corner of **;

THENCE running with the easterly line of the ** N10°28’28”E 473.68 feet to a point in the southerly line of **, width 50 feet;

THENCE running with the southerly line of ** S79°31’32”E 120.74 feet to a point, 38.05 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 87°12’08”, a tangent of 23.81 feet and a chord bearing and distance of S35°55’28”E 34.48 feet to a point, said point being the intersection of the aforementioned westerly line of ** and the southerly line of **;

THENCE running with the westerly line of ** the following courses and distances: 174.56 feet along the arc of a circle curving to the left having a radius of 567.05 feet, a delta of 17°38’17”, a tangent of 87.98 feet, and a chord bearing and distance of S01°08’32”E 173.87 feet to a point, S09°57’41”E 236.16 feet to a point, 3.84 feet along the arc of a circle curving to the right having a radius of 147.00 feet, a delta of 01°29’46”, a tangent of 1.92 feet, and a chord bearing and distance of S09°12’48”E 3.84 feet to the point of BEGINNING AND CONTAINING 2.0915 ACRES.

Huntley, Nyce & Associates, P.C.

December 28, 1992 29-4-06-95A

2432COOL.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

**

**, VIRGINIA

BEGINNING at a point on the westerly right-of-way of **, width 80 feet, said point being the southeast corner of **.

THENCE running with ** S10°28’29”W 174.16 feet to a point, 39.27 feet along the arc of a circle curving to the right having a radius of 25.00 feet, a delta of 89°59’59”, and a chord bearing and distance of S55°28’28”W 35.36 feet to a point, said point being on the northern right-of-way of **, width 50 feet.

THENCE departing ** and running with the said northern right-of-way of ** N79°31’32”W 620.00 feet to a point; S10°28’28”W 10.00 feet to a point; said point being the northeast corner of **.

THENCE departing ** and running with the northern line of ** N79°31’32”W 133.39 feet to a point; N88°38’03”W 145.82 feet to a point; said point being on the eastern right-of-way of the **, width varies.

THENCE running with the eastern right-of-way of the ** the following courses and distances: N19°52’20”E 70.00 feet to a point; N60°48’53”E 141.71 feet to a point; 230.09 feet along the arc of a circle curving to the left having a radius of 1,105.46 feet, a delta of 12°58’58”, and a chord bearing and distance of N70°00’06”E 229.60 feet to a point; 143.67 feet along the arc of a circle curving to the left having a radius of 514.00 feet, a delta of 16°00’53”, and a chord bearing and distance of N55°26’24”E 143.20 feet to a point, said point being the southwestern corner of the aforementioned **.

THENCE departing the ** and running with the southern line of ** S32°00’30”E 196.63 feet to a point; S79°31’30”E 369.95 feet to the point of BEGINNING AND CONTAINING 4.3090 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-06-97 & 98

2432**.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

_ ** _

**, VIRGINIA

BEGINNING at a point on the southern right-of-way of **, private street, width 50 feet, said point being the northwestern corner of **.

THENCE departing ** and running with the western line of ** S10°28’28”W 473.69 feet to a point, said point being on the northern line of the **.

THENCE running with the ** 16.25 feet along the arc of a circle curving to the right having a radius of 325.00 feet, a delta of 02°51’52”, and a chord bearing and distance of N69°11’46”W 16.25 feet to a point; N67°45’50”W 494.36 feet to a point, said point being the southeastern corner of **.

THENCE running with the eastern line of ** N10°28’28”E 370.00 feet to a point, said point being on the aforementioned **.

THENCE running with the southern right-of-way of ** S79°31’32”E 499.96 feet to the point of BEGINNING AND CONTAINING 4.8441 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-06-95

1187BUCH.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

- ** _

**, VIRGINIA

BEGINNING at a point on the western right-of-way of **, width 50 feet, said point being the southeastern corner of **.

THENCE with the said ** the following courses and distances: S14°34’05”E 124.88 feet to a point; 112.77 feet along the arc of a circle curving to the right having a radius of 430.75 feet, a delta of 15°00’00”, and a chord bearing and distance of S07°04’05”E 112.45 feet to a point; S00°25’55”W 83.00 feet to a point; 237.68 feet along the arc of a circle curving to the right having a radius of 219.65 feet, a delta of 62°00’00”, and a chord bearing and distance of S31°25’55”W 226.26 feet to a point; S62°25’55”W 211.45 feet to a point, said point being the southeastern corner of **.

THENCE departing ** and running with the eastern line of ** N20°36’46”W 333.34 feet to a point; S69°23’14”W 116.03 feet to a point, said point being in the eastern line of **.

THENCE with the eastern and northern lines of the said ** the following courses and distances: N27°25’55”E 70.00 feet to a point; N62°34’05”W 115.10 feet to a point; S73°26’42”W 35.99 feet to a point; N62°34’05”W 160.00 feet to a point, said point being the northeastern corner of ** and the southeastern corner of **.

THENCE with the eastern line of the said ** N27°25’55”E 323.00 feet to a point; N34°32’48”W 180.13 feet to a point, said point being in the southern line of **.

THENCE with the southern line of the said ** and continuing with the southern line of ** S53°34’05”E 293.30 feet to a point, said point being in the western line of **.

THENCE with the western and southern lines of the said ** S20°36’46”E 256.20 feet to a point; N69°23’14”E 385.00 feet to the point of BEGINNING and CONTAINING 6.6151 ACRES OF LAND.

TOGETHER with a 20 foot ingress/egress easement D.B. 2271 Pg. 267 for access to **, width varies.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-05-11

1187WILS.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

**

-**-

**, VIRGINIA

BEGINNING at a point on the northern right-of-way of **, width 50 feet, said point being the southwestern corner of **.

THENCE with the said northern right-of-way of ** the following courses and distances: S62°25’55”W 115.00 feet to a point; 27.24 feet along the arc of a circle curving to the right having a radius of 679.93 feet, a delta of 02°17’43”, and a chord bearing and distance of S63°34’46”W 27.24 feet to a point; S64°43’38”W 271.22 feet to a point; 40.72 feet along the arc of a circle curving to the right having a radius of 71.63 feet, a delta of 32°34’17”, and a chord bearing and distance of S81°00’47”W 40.17 feet to a point; 99.13 feet along the arc of a circle curving to the right having a radius of 2,839.82 feet, a delta of 02°00’00”, and a chord bearing and distance of N81°42’05”W 99.12 feet to a point; 89.29 feet along the arc of a circle curving to the right having a radius of 204.64 feet, a delta of 25°00’00”, and a chord bearing and distance of N68°12’05”W 88.58 feet to a point, said point being the southeastern corner of **.

THENCE departing ** and running with the eastern line of the said ** N56°44’34”E 78.27 feet to a point; N27°25’55”E 213.96 feet to a point, said point being the southeastern corner of **.

THENCE with the said ** N49°56’17”E 52.39 feet to a point, said point being the southeastern corner of **.

THENCE with ** N87°48’01”E 50.56 feet to a point; N27°25’55”E 135.00 feet to a point, said being on a western corner of **.

THENCE with a southern line ** N69°23’14”E 116.03 feet to a point; S20°36’46”E 333.34 feet to the point of BEGINNING AND CONTAINING 3.0097 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-05-12

1187WASH.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **,

- ** _

**, VIRGINIA

BEGINNING at a point on the northern right-of-way of **, width varies, said point being at the intersection with the western right-of-way of the **, width varies.

THENCE departing said ** and running with the said northern line of ** the following courses and distances: S42°19’12”W 173.15 feet to a point; S47°20’23”W 237.29 feet to a point; S45°16’35”W 398.40 feet to a point; S60°41’00”W 97.00 feet to a point, said point being the southeastern corner of **.

THENCE departing ** and running with the eastern line of the said ** the following courses and distances: N13°56’15”E 159.59 feet to a point; N06°50’34”W 251.79 feet to a point; N16°04’46”E 122.30 feet to a point, said point being the southeastern corner of the land of **.

THENCE with the southern line of the said land of ** N11°02’02”E 879.24 feet to a point, said point being on the southern right-of-way of the aforementioned **.

THENCE with the said southern right-of-way of ** S65°55’55”E 74.72 feet to a point; S07°57’15”E 363.66 feet to a point; S52°12’10”E 407.87 feet to a point; S03°15’25”E 128.32 feet to the point of BEGINNING AND CONTAINING 9.5934 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-05-10

1187CLV9.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

- ** -

**, VIRGINIA

BEGINNING at a point on the southern right-of-way of **, width varies, said point being at the intersection of the eastern right-of-way of **, width 80 feet.

THENCE departing said ** and running with ** N57°14’18”E 16.02 feet to a point; N62°02’57”E 117.01 feet to a point; 119.84 feet along the arc of a circle curving to the left having a radius of 2,944.79 feet, a delta of 02°19’54”, and a chord bearing and distance of N60°53’00”E 119.83 feet to a point, said point being the northwestern corner of the land of **.

THENCE running with the land of ** the following courses and distances: S18°55’31”E 264.61 feet to a point; S06°31’53”W 312.57 feet to a point; S24°57’23”W 107.93 feet to a point, said point being the northeast corner of **.

THENCE departing the land of ** and running with the northern line of said ** N79°31’45”W 390.47 feet to a point, said point being on the aforementioned eastern right-of-way**.

THENCE departing ** and running with ** the following courses and distances: N47°47’18”E 42.31 feet to a point; 273.91 feet along the arc of a circle curving to the left having a radius of 588.52 feet, a delta of 26°40’00”, and a chord bearing and distance of N34°27’18”E 271.44 feet to a point; N21°07’18”E 6.00 feet to a point; 169.80 feet along the arc of a circle curving to the left having a radius of 204.25 feet, a delta of 47°38’00”, and a chord bearing and distance of N02°41’42”W 164.96 feet to a point; N26°30’42”W 48.38 feet to the point of BEGINNING AND CONTAINING 3.9029 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-06-102

1187GRNT.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF **

**, VIRGINIA

BEGINNING at a point on the western right-of-way of **, width 80 feet, said point being the southeastern corner of **.

THENCE departing ** and running with ** S47°47’48”W 251.91 feet to a point; 255.90 feet along the arc of a circle curving to the left having a radius of 431.32 feet, a delta of 33°59’35”, and a chord bearing and distance of S30°47’31”W 252.16 feet to a point, said point being the northeastern corner of **.

THENCE departing ** and running with the northern line of ** N67°26’50”W 336.75 feet to a point, said point being on the eastern right-of-way of the **, width varies.

THENCE departing ** and running with said ** the following courses and distances N22°04’42”E 132.56 feet to a point; N49°44’40”E 281.20 feet to a point; N60°13’44”E 20.00 feet to a point, said point being the western corner of the land of the **.

THENCE departing the ** and running with the said land of the ** S29°46’16”E 43.01 feet to a point; N55°01’44”E 55.23 feet to a point; N29°46’16”W 38.00 feet to a point, said point being on the aforementioned eastern right-of-way of the **.

THENCE departing the land of the ** and running with the ** N60°13’44”E 108.78 feet to a point, said point being the southwest corner of the aforementioned **.

THENCE running with the southern line of ** S55°32’33”E 245.84 feet to the point of BEGINNING AND CONTAINING 3.5854 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

29-4-06-101A

1187LINC.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

-**-

**, VIRGINIA

BEGINNING at a point in the westerly right-of-way of **, width 80 feet, said point being the southeastern corner of **.

THENCE running with the said ** 95.30 feet along the arc of circle curving to the left having a radius of 490.00 feet, a delta of 11°08’35”, and a chord bearing and distance of S11°42’00”E 95.15 feet to a point, said point being a corner to **.

THENCE running with the northern line of ** the following courses and distance: 36.84 feet along the arc of a circle curving to the left having a radius of 25.00 feet, a delta of 84°25’43”, and a chord bearing and distance of N59°29’08”W 33.60 feet to a point; S78°18’01”W 347.43 feet to a point; 50.20 feet along the arc of a circle curving to the right having a radius of 155.83 feet, a delta of 18°27’30”, and a chord bearing and distance of S87°31’46”W 25.32 feet to a point, said point being on the southern line of **.

THENCE running with the said southern line of ** N52°28’46”E 96.39 feet to a point, said point being the southwestern corner of **.

THENCE running with the southern line of the said ** N78°18’01”E 310.00 feet to a point; 36.84 feet to a point along the arc of a circle curving to the left having a radius of 25.00 feet, a delta of 84°25’43”, and a chord bearing and distance of N36°05’09”E 22.68 feet to the point and place of BEGINNING AND CONTAINING 0.4418 ACRES OR 19,246 SQUARE FEET OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-**

1187PDDR.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

(Existing)

DESCRIPTION OF

-**-

**, VIRGINIA

BEGINNING at a point on the western right-of-way of **, width 80 feet, said point being a southeastern corner of **.

THENCE with the western right-of-way of ** 103.56 feet along the arc of a circle curving to the right having a radius of 750.00 feet, a delta of 07°54’40”, and a chord bearing and distance of S33°22’44”E 103.47 feet to a point, said point being a northern corner of **.

THENCE with the northern line of ** the following courses and distances: 41.55 feet along the arc of a circle curving to the left having a radius of 25.00 feet, a delta of 95°13’30”, and a chord and distance of N77°02’09”W 36.93 feet to a point; S55°21’06”W 77.42 feet to a point; 455.36 feet along the arc of a circle curving to the left and having a radius of 1,775.00 feet, a delta of 14°41’55”, and a chord bearing and distance of S48.00’08”W 454.11 feet to a point; S40°39’13”W 91.57 feet to a point; 31.41 feet along an arc of a circle curving to the left having a radius of 75.00 feet, a delta of 23°59’32”, and a chord bearing and distance of S28°39’27”W 31.18 feet to a point, said point being an eastern corner of **.

THENCE with the eastern line of the said ** N38°17’48”W 42.26 feet to a point; N59°09’47”W 12.75 feet to a point, said point being the southeastern corner of ** and the southwestern corner of the aforementioned **.

THENCE with the southern line of the said ** the following courses and distances: 24.73 feet along the arc of a circle curving to the right having a radius of 125.00 feet, a delta of 11°20’10”, and a chord bearing and distance N34°59’08”E 24.69 feet to a point; N40°39’11”E 91.57 feet to a point; 468.18 feet along the arc of a circle curving to the right having a radius of 1,825.00 feet, a delta of 14°41’55”, and a chord bearing and distance of N48°00’08”E 466.90 feet to a point; N55°21’06”E 79.64 feet to a point; 40.44 feet along the arc of circle curving to the left having a radius of 25.00 feet, a delta 92°41’10”, and a chord bearing and distance of N09°00’31”E 36.17 feet to the point and place of BEGINNING AND CONTAINING 0.7927 ACRES OF LAND.

Huntley, Nyce & Associates, P.C.

December 28, 1992

30-3-28-**

1187PCDR.DES

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into effective as of the 14th day of May, 1992, by and between **, A Virginia Limited Partnership (“Landlord”) and VISA, U.S.A., Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into an Office Lease together with an Addendum to Office Lease (collectively, the “Lease”) dated April 18, 1991, whereby Landlord agreed to rent, demise and lease to Tenant and Tenant agreed to take, hire and rent from Landlord those premises consisting of the entire 1st, 2nd, 5th and 6th floors (“Original Space”) of the building known as the ** located at ** (“Building”); and

WHEREAS, it is the desire and intent of the parties hereto to amend the Lease by adding the 4th floor to the Demised Premises, and modifying certain other terms and conditions thereof, all as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1. Demised Premises. Effective as of May 15, 1992, Landlord does demise, rent and lease unto Tenant and Tenant does take, rent and hire from Landlord the entire 4th floor of the Building consisting of approximately 11,200 rentable square feet as more particularly shown on the floor plan attached hereto as Exhibit A and incorporated herein by reference. This space is hereinafter referred to as the “New Space”. The New Space and the Original Space are hereinafter collectively referred to as the “Demised Premises” and, as of May 15, 1992, all references in the Lease to “Demised Premises” shall mean and refer to the New Space and the Original Space; provided, however, this Amendment shall control on the matters of improvements and rent abatement relating to the New Space.

2. Term. The term of the lease for the New Space shall commence on May 15, 1992 and shall thereafter be coterminous with the term of the Lease for the Original Space.

3. Rent. Effective as of May 15, 1992, Tenant’s monthly “Rent” obligation as set forth in Section I.1 of the Lease shall be increased by $11,200, such monthly increase being based upon the following calculation:

        $12.00 x 11.200SF

12 months

4. Pro Rata Share. Effective as of May 15, 1992, Tenant’s “Pro Rata Share” shall mean and refer to 72.5%.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

5. Real Estate Taxes and Operating Expenses. Effective as of May 15, 1992, Tenant’s monthly payments of additional rent for estimated Real Estate Taxes and Operating Expenses due under the Lease shall increase to $30,333.33. The aforesaid amount is based upon an estimate of Real Estate Taxes and Operating expenses equaling a rate of $6.50 per square foot of net rentable area of the Original Space and the New Space per annum.

6. Abatement. Provided Tenant has not defaulted in the performance of the terms of the Lease or this Amendment, Landlord will abate the monthly Rent and the additional rent for Real Estate Taxes and Operating Expenses for the New Space only (and not for the Original Space) due for the period commencing May 15, 1992 and continuing until June 30, 1992. No other Rent shall be abated during the Term or any renewal, extension or holdover period.

7. Leasehold Improvements to the New Space.

A. Landlord, at Landlord’s sole cost and expense, has caused its architect to prepare a space plan for the improvements to be made to the Demised Premises (“Improvements”), and Landlord has also caused its architect and engineer to prepare contract documents (“Final Plans”) for the Improvements. The Final Plans are titled VISA, U.S.A., Inc. and dated July 1, 1992. Any revisions to the space plan or the Final Plans shall be at Tenant’s expense. Any cost relating to the design of items other than Building Standard Improvements (as hereinafter defined) shall also be at Tenant’s expense.

B. Landlord shall, at Landlord’s sole cost and expense, construct and/or install that portion of the Improvements shown on the Final Plans which is also described on the specifications attached to the Lease as Exhibit B. The foregoing are referred to as “Building Standard Improvements”. Any Improvements shown on the Final Plans which are not Building Standard Improvements shall be constructed by Landlord, but Tenant shall be solely responsible for all costs and expenses incurred in connection therewith.

8. Commencement Date for Original Space. Landlord and Tenant acknowledge and confirm that the Commencement Date for the Original Space is May 15, 1992, and the Rent for the Original Space commenced accruing on such date and shall continue to accrue while Landlord completes the improvements to be made thereto.

9. Leasehold Improvements to the Original Space.

A. The ninth (9th) sentence of paragraph 2(b) of the Addendum to Office Lease is hereby deleted in its entirety and the following is inserted in its place and stead:

“While the Tenant Improvements are being installed or constructed, and until Substantial Completion of the Tenant Improvements (as defined below), Landlord shall make good faith efforts to make similar space available for all or any part of Tenant’s operations, as reasonably necessary for Tenant to continue efficient functioning of its operations. The similar space shall be as close as reasonably possible to the Building in space available in buildings owned by Landlord. Tenant shall pay Rent and Operating Expenses to Landlord as if Tenant were occupying the Demised Premises.”

2

B. The last paragraph of paragraph 2 of the Addendum to Office Lease regarding surrender of the 4th floor of the Building is hereby deleted in its entirety.

10. Expansion Options. Paragraph 15 (a) of the Addendum to Office Lease is hereby deleted in its entirety, and all references to the fourth (4th) floor contained in paragraph 15 (b) are hereby deleted in their entirety.

11. Brokers. Landlord and Tenant each represent and warrant to the other that neither party has been represented by a broker in connection with this Amendment, except for **, whose commission shall be paid by Landlord in accordance with a separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all losses, costs (including, without limitation, court costs and reasonable attorney’s fees), liabilities, claims or damages incurred by such other party as a result of a breach of the foregoing representations by the indemnifying party.

12. Data Center Lease. All references to the “** Lease” contained in the Data Center Lease between Landlord and Tenant dated April 18, 1991 shall mean and refer to the Lease as amended by this Amendment and as further amended from time to time.

13. Defined Terms. Defined terms used in this Amendment shall have the same meaning as set forth in the Lease unless another meaning is provided herein.

14. Ratification. Except as set forth above, the parties hereto expressly ratify and confirm all of the terms and conditions of the Lease which shall remain in full force and effect as to the Demised Premises as defined in this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

LANDLORD:		TENANT:

**, A VIRGINIA LIMITED PARTNERSHIP		VISA U.S.A. INC.

By:	**
General Partner

By	/s/ **	By:	/s/ Michael Massey
**
	Chief Executive Officer	Title:	Senior Vice President

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3

EXHIBIT A

NEW SPACE

PROPOSED 4TH FLOOR

This page is omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4

SECOND AMENDMENT TO LEASE AGREEMENT

DATED APRIL 18, 1991, ENTERED INTO

BY AND BETWEEN **, A VIRGINIA LIMITED PARTNERSHIP,

AND VISA U.S.A., INC.

THIS SECOND AMENDMENT TO OFFICE LEASE is made and entered into as of the 1st day of September, 1995, by and between **, A VIRGINIA LIMITED PARTNERSHIP (“Landlord”), and VISA, U.S.A., Inc. (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into an Office Lease together with an Addendum to Office Lease (collectively, the (“Lease”) dated April 18, 1991, whereby Landlord agreed to rent, demise and lease to Tenant and Tenant agreed to take, hire and rent from Landlord those premises consisting of the entire 1st, 2nd, 5th and 6th floors (“Demised Premises”) of the building known as the ** located at ** (“Building”); and

WHEREAS, by a First Amendment to Office Lease, dated May 14, 1992, Landlord and Tenant added the 4th floor of the Building to the Demised Premises, and modified certain other terms of the Lease.

WHEREAS, the parties now desire to amend the Lease to increase the size of the Demised Premises, as more particularly described herein.

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1 Demised Premises. Effective as of the Expansion Space Commencement Date (hereinafter defined), Landlord does lease and demise unto Tenant and Tenant does lease and rent from Landlord approximately six thousand two hundred twenty-three (6,223) rentable square feet of space located in the basement of the Building, as more particularly shown on the floor plan attached hereto as Exhibit A (Tenant A space and Tenant C space outlined in red) and incorporated herein by reference (“Expansion Space”), whereupon the Demised Premises shall be deemed to include and incorporate such Expansion Space.

2 Term. The term of the lease for the Expansion Space shall commence on September 1, 1995 (the “Expansion Space Commencement Date”), and shall thereafter be coterminous with the Term of the Lease. Notwithstanding the foregoing, if Tenant is unable to obtain the necessary permits to build out the Expansion Space in accordance with its plans (as approved by Landlord pursuant to the terms of the Lease), then Tenant shall have the right to terminate this lease for the Expansion Space, upon not less than thirty (30) days prior written notice to Landlord.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3 Rent. Effective as of the Expansion Space Commencement Date, Tenant’s monthly “Rent” obligation, as set forth in Section I.1 of the Lease, shall be increased by $3,630.08 per month, such monthly increase being based upon the following calculation:

        $7.00 x 6,223 SF

12 months

The foregoing amount shall be subject to annual increase pursuant to Section 4 of the Addendum to the Lease.

4 Pro Rata Share. Effective as of the Expansion Space Commencement Date, Section 3(a)(1) of the Addendum to the Lease shall be revised to reflect that Tenant’s “Pro Rata Share” shall mean and refer to 79.5%.

5 Real Estate Taxes and Operating Expenses. Effective as of the Expansion Space Commencement Date, Tenant shall be obligated to make monthly payments of additional rent for Real Estate Taxes and Operating Expenses related to the Expansion Space, in accordance with Section 3 of the Addendum to the Lease.

6 Condition. Tenant agrees to accept the Expansion Space in “as-is” condition. Any renovations to the Expansion Space shall be made at Tenant’s sole cost and expense.

7 Defined Terms. Defined terms used in this Amendment shall have the same meaning as set forth in the Lease unless another meaning is provided herein.

8 Ratification. Except as set forth above, the parties hereto expressly ratify and confirm all of the terms and conditions of the Lease, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.

LANDLORD:		TENANT:

**, A VIRGINIA LIMITED PARTNERSHIP		VISA U.S.A. INC.

By:	**,	By:	/s/ Cameron Erridge
	General Partner	Name	Cameron Erridge
		Title:	Senior Vice President
By	/s/ **
**,
Chief Executive Officer

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

EXHIBIT A

EXPANSION SPACE

This page is omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3

THIRD AMENDMENT TO OFFICE LEASE

DATED APRIL 18, 1991, ENTERED INTO

BY AND BETWEEN **

(SUCCESSOR-IN-INTEREST TO **, A VIRGINIA

LIMITED PARTNERSHIP), AND VISA U.S.A., INC

THIS THIRD AMENDMENT TO OFFICE LEASE is made and entered into as of the first day of July, 1998, by and between ** (successor-in-interest to **, A Virginia Limited Partnership) (“Landlord”), and VISA, U.S.A., Inc. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into an Office Lease together, with an Addendum to Office Lease (collectively, the “Lease”), dated April 18, 1991, whereby Landlord demised unto Tenant and Tenant leased from Landlord approximately 44,800 square feet of space located on the sixth (6th), fifth (5th), second (2nd) and first (1st) floors (“Demised Premises”) of the building known as the ** located at ** (“Building”), all as more particularly set forth in the Lease; and

WHEREAS, by a First Amendment, to Office Lease, dated May 14, 1992, Landlord and Tenant expanded the size of the Demised Premises, by adding thereto approximately. 11,200 square feet of space located on the fourth (4th) floor of the Building, and modified certain terms and conditions of the Lease, all as more particularly set forth therein; and

WHEREAS, by a Second Amendment to Office Lease, dated September 1, 1995, Landlord and Tenant expanded the size of the Demised Premises, by adding thereto approximately 6,223 square feet of space located in the basement of the Building, all as more particularly set forth therein; and

WHEREAS, the parties now desire to amend the Lease to expand the size of the Demised Premises, and for other purposes, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1 Demised Premises. Effective as of July 1, 1998 (the “Expansion Space Commencement Date”), approximately 5,366 square feet of space located in the east end of the third (3rd) floor of the Building, as more particularly shown on Exhibit A attached hereto (“Expansion Space”), shall be added to and become a part of the Demised Premises, whereupon the Demised Premises shall contain a total of approximately 67,589 square feet of space.

2 Term. The term of the lease for the Expansion Space shall commence on the Expansion Space Commencement Date, and shall thereafter be coterminous with the Term of the Lease.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3 Rent. Effective as of October 1, 1998, Tenant’s monthly “Rent” obligation, as set forth in Section I.1 of the Lease, shall be increased by $6,130.66 per month, such monthly increase being based upon the following calculation:

        $13.71 x 5,366 SF

12 months

The foregoing amount shall be subject to annual increase pursuant to Section 4 of the Addendum to the Lease.

In addition to the monthly Rent obligation provided for herein, Tenant shall make a one-time payment to Landlord of additional rent in the amount of $12,261.32, which shall be due and payable on October 1, 1998.

4 Pro Rata Share. Effective as of the Expansion Space Commencement Date, Section 3 (a) (1) of the Addendum to the Lease shall be revised to reflect that Tenant’s “Pro Rata Share” shall mean and refer to 85.96%.

5 Real Estate Taxes and Operating Expenses. Effective as of October 1, 1998, Tenant shall be obligated to make monthly payments of additional rent for Real Estate Taxes and Operating Expenses related to the Expansion Space, in accordance with Section 3 of the Addendum to the Lease.

6 Condition. Tenant agrees to accept the Expansion Space in “as-is” condition. Any renovations to the Expansion Space shall be made at Tenant’s sole cost and expense.

7 Additional Expansion Space. Landlord and Tenant hereby agree that the space shown on Exhibit B, consisting of approximately 6,411 square feet of space located on the third (3rd) floor of the Building (“Space B”), and the space shown on Exhibit C, consisting of approximately 4,633 square feet of space located in the basement of the Building (“Space C”), shall be added to and become a part of the Demised Premises immediately upon Landlord’s written notice to Tenant that the tenant occupying such space as of the date hereof has vacated and surrendered the same to Landlord. Space B and Space C (hereinafter collectively referred to as the “Additional Expansion Space”) may be added to the Demised Premises at separate times or the same time, depending upon the date or dates on which the former tenant vacates and surrenders such space to Landlord; provided, however, that in no event shall Tenant be required to add Space C to the Demised Premises until such time as Space B is being added to the Demised Premises. The annual rent for Space B shall be an amount equal to the product of $13.71 (subject to adjustment pursuant to Section 4 of the Addendum, to the Lease) multiplied by the number of square feet in Space B. The annual rent for Space C shall be an amount equal to the product of $7.43 (subject to adjustment pursuant to Section 4 of the Addendum to the Lease) multiplied by the number of square feet in Space C. Tenant’s obligation to begin paying its monthly installment of annual rent for the Additional Expansion Space, and additional rent for Real Estate Taxes and Operating Expenses related to the Additional Expansion Space, shall begin thirty (30) days after the date on which the Additional Expansion Space is added to the Demised Premises. Upon the addition of the Additional Expansion Space to the Demised Premises, Tenant’s Pro Rata Share (per Section 3(a)(1) of the Addendum to the Lease) shall be commensurately adjusted. Tenant acknowledges that, upon the addition of the Additional Expansion Space, Tenant’s Pro Rata Share shall be one hundred percent (100%). Tenant agrees to accept the Additional Expansion Space in “as-is” condition. Any renovations to the Additional Expansion Space shall be made at Tenant’s sole cost and expense.

8 Tenant Allowance. So long as Tenant is not in default under the Lease, Landlord shall provide Tenant with an allowance, in the amount of $112,748.00 (“Improvement Allowance”), to be paid in installments upon the expansion of the Demised Premises pursuant to this Third Amendment, to defray the cost of renovating the Expansion Space and the Additional Expansion Space. The Improvement Allowance shall be paid to Tenant in the form of a credit against monthly rent next due under the Lease. The first (1st) installment of the Improvement Allowance, in the amount of $42,928.00, shall be credited against the monthly installment of rent next due following the addition of the Expansion Space. An installment of the Improvement Allowance, in the amount of $51,288.00, shall be credited against the monthly installment of rent next due following the addition of Space B. An installment of the Improvement Allowance, in the amount of $18,532.00, shall be credited against the monthly installment of rent next due following the addition of Space C.

9 Defined Terms. Defined terms used in this Third Amendment shall have the same meaning as set forth in the Lease unless another meaning is provided herein.

10 Ratification. Except as set forth hereinabove, the parties hereto expressly ratify and confirm all of the terms and conditions of the Lease, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date first above written.

LANDLORD:		TENANT:

**		VISA U.S.A. INC.

By	/s/ **	By:	/s/ Cameron Erridge
	**, President	Name:	Cameron Erridge
		Title:	Senior Vice President

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT A

EXPANSION SPACE

4

EXHIBIT A

EXPANSION SPACE (Space A)

**

5

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT B

ADDITIONAL EXPANSION SPACE (SPACE B)

This page is omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT C

ADDITIONAL EXPANSION SPACE (SPACE C)

This page is omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

FOURTH AMENDMENT TO OFFICE LEASE

DATED APRIL 18, 1991, ENTERED INTO

BY AND BETWEEN **

(SUCCESSOR-IN-INTEREST TO **, A VIRGINIA

LIMITED PARTNERSHIP), AND VISA U.S.A., INC

THIS FOURTH AMENDMENT TO OFFICE LEASE is made and entered into as of the 8th day of April, 2004, by and between ** (successor-in-interest to **, A Virginia Limited Partnership) (“Landlord”), and VISA, U.S.A., Inc. (“Tenant’).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into an Office Lease together with an Addendum to Office Lease (collectively, the “Lease”), dated April 18, 1991, whereby Landlord demised unto Tenant and Tenant leased from Landlord approximately 44,800 square feet of space located on the sixth (6th), fifth (5th), second (2nd) and first (1st) floors (“Demised Premises”) of the building known as the **, located at ** (“Building”), all as more particularly set forth in the Lease; and

WHEREAS, by a First Amendment to Office Lease, dated May 14, 1992, Landlord and Tenant expanded the size of the Demised Premises, by adding thereto approximately 11,200 square feet of space located on the fourth (4th) floor of the Building, and modified certain terms and conditions of the Lease, all as more particularly set forth therein; and

WHEREAS, by a Second Amendment to Office Lease, dated September 1, 1995, Landlord and Tenant expanded the size of the Demised Premises, by adding thereto approximately 6,223 square feet of space located in the basement of the Building, all as more particularly set forth therein; and

WHEREAS, by a Third Amendment to Office Lease, dated July 1, 1998, Landlord and Tenant expanded the size of the Demised Premises, by adding thereto approximately 5,366 square feet of space located on the third (3rd) floor of the Building, and provided for the further, automatic expansion of the Demised Premises by adding thereto “Space B” (as defined in the Third Amendment), containing approximately 6,411 square feet of space located on the third (3rd) floor of the Building, and “Space C” (as defined in the Third Amendment), containing approximately 4,633 square feet of space located in the basement of the Building, all as more particularly set forth therein; and

WHEREAS, the Demised Premises were automatically expanded by adding thereto Space B and Space C effective as of April 1, 1999, as memorialized by letter dated March 31, 1999, whereupon the Demised Premises contained approximately 76,633 square feet of space and Tenant’s Pro Rata Share became one hundred percent (100%); and

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

WHEREAS, by letter dated October 4, 2000, Tenant exercised its first (1st) of two (2) renewal options to extend the Term of the Lease five (5) years, through October 31, 2006; and

WHEREAS, the parties now desire to amend the Lease to extend the Term thereof, and for other purposes, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1 Term. The Term of the Lease is hereby extended five (5) years, through October 31, 2011.

2 Rent. Effective as of November 1, 2006, Tenant’s monthly “Rent” obligation, as described in Section I.1 of the Lease, shall be increased to One Hundred Sixty-Three Thousand Four Hundred Ninety-One and 11/100 Dollars ($163,491.11) per month. The foregoing amount shall be subject to annual increase pursuant to Section 4 of the Addendum to the Lease.

3 Condition. Tenant agrees to accept the Demised Premises in “as-is” condition for the Term, as hereby extended.

4 Renewal Options. The extension of the Term described in this Fourth Amendment constitutes the second (2nd) of two (2) renewal options under Section 5 of the Addendum to the Lease,

5 Termination Option. Notwithstanding the extension of the Term pursuant to this Fourth Amendment, Tenant shall have the unilateral right to terminate the Lease on April 30, 2008, or any day thereafter during the Term, as hereby extended, by delivering to Landlord written notice thereof at least twelve (12) months prior to the termination date. The termination shall be effective, however, only if (a) Tenant pays to Landlord, simultaneous with delivery of its notice of termination, a termination fee equal to Fifty Thousand and No/100 Dollars ($50,000.00); and (b) simultaneously exercises its right to terminate (with a simultaneous termination date) its Lease with Landlord for space in the adjacent building known as the Data Center (the “Data Center Lease”) and pays the corresponding termination fee, all in accordance with the terms of paragraph 5 of the First Amendment to the Data Center Lease dated as of even date herewith. Upon Landlord’s receipt of both termination notices and both termination fees, as aforesaid, Tenant’s election to terminate the Lease shall be irrevocable.

6 Parking. The text of Section 16 of the Lease (including the text of subsections 16.(a) through 16.(g) thereunder) is hereby deleted in its entirety and replaced with the following language:

“16. Parking. The area which, during the Term of this Lease, is to be provided as parking for the Building is herein called the “**.” Landlord and Tenant have

2

contemporaneously herewith entered into a lease (the “Data Center Lease”) for office and computer facility space in that certain building (the “Data Center”) to which the Building is to be annexed. The parking area provided to Tenant pursuant to the Data Center Lease is referred to therein and herein as the “Parking Area”. The ** and the Parking Area comprise the same parking spaces. The ** Parking Area shall consist of all of the parking spaces located on the “Site” (as defined in the Data Center Lease), plus the 113 parking spaces located on the parcel known as the “** Parcel” in the location identified on Exhibit C attached hereto. The ** is provided for Tenant’s use free of charge (except that Tenant remains obligated to pay the Operating Expenses associated with the ** pursuant to Section 3 of the Addendum to the Lease). Landlord shall have the right to reconfigure the portion of the ** located on the ** Parcel, so long as the number of parking spaces thereon (i.e., 113) remains the same and Tenant’s ability to use the ** is not interrupted. Tenant shall be permitted to park semi-tractor trailers - for the temporary storage and operation of diesel fuel and generators - on the portion of the ** located immediately adjacent to the. Building, on the north side, but only in the event of an emergency, casualty or other event during which Tenant reasonably requires such capability, provided that Tenant complies with applicable “Environmental Laws” (as defined in the Addendum to the Data Center Lease), and does not unreasonably interfere with other tenants’ access to or use of the Demised Premises. Throughout the Term, Landlord shall maintain a stairway from the portion of the ** located on the ** Parcel to the portion of the Parking Area located on the Site, and shall provide lighting in the ** commensurate with the lighting currently provided in the **.”

17 Broker. Landlord hereby warrants and represents to Tenant that no broker or agent on Landlord’s behalf was involved in negotiating this Fourth Amendment or addressing matters concerning the extension of the Term as described herein, other than **. Tenant hereby warrants and represents to Landlord that no broker or agent on Tenant’s behalf was involved in negotiating this Fourth Amendment or addressing matters concerning the extension of the Term as described herein, other than Michael Lydon & Company. The commissions of each of the aforesaid brokers shall be paid in full by Landlord in accordance with separate agreements. Landlord and Tenant each agree to indemnify and hold the other harmless against any claims for brokerage or other commissions arising from a breach by Landlord or Tenant of the foregoing representation and warranty.

18 Defined Terms. Defined terms used in this Fourth Amendment shall have the same meaning as set forth in the Lease, as amended, unless another meaning is provided herein.

19 Ratification. Except as set forth hereinabove, the parties hereto expressly ratify and confirm all of the terms and conditions of the Lease, as heretofore amended, which shall remain in full force and effect.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed as of the date first above written,

LANDLORD:		TENANT:

**		VISA, U.S.A., INC.

By	/s/ **	By:	/s/ Victor N. Dahir
	**, President	Name:	Victor N. Dahir
		Title:	EVO & CFO

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4

Exhibit C

** PARKING AREA

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

5

Exhibit C

** PARKING AREA

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

6

Exhibit C

** AREA

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

7

LEASE ABSTRACT-FOURTH AMENDMENT

Building: **	Address: **	Total Rentable SF: 78,633

Number/Name/Address: 625/600 VISA USA **	Headquarters Address: VISA U.S.A. Inc. **

Point of Contact: ** Title: Facilities Coordinator	Office Phone: ** Fax: **

Suite: B,1,2,3,4,5,6 floors	Square Footage: 78,633	Pro rata Share: 100%
Term: 60 months	Commencement Date: 11/1/06	Termination Date: 10/31/11
Escalation: 2%	Escalation Date: anniversary of commencement date

SERVICES

LANDLORD PROVIDED	TENANT PROVIDED

SEE LEASE ABSTRACT.	SEE LEASE ABSTRACT.

Parking reconfigured but still to include 113 spaces for building and Data Center.

Maintain stairway from portion of parking located on the ** Parcel to the portion located on ** Site and provide lighting in the Parking Area.

Right to terminate lease on 4/30/08 or any day thereafter with 12 months notice. Must pay termination fee and also simultaneously exercise the right to terminate Data Center lease and pay termination fee.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.